UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VERA BRADLEY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Welcome to the Vera Bradley, Inc.

Annual Meeting of Shareholders

Dear Shareholder of Vera Bradley, Inc.:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Vera Bradley, Inc., to be held at 8:30 a.m., Eastern Time, on June 5, 2025 at the Vera Bradley Design Center, 12420 Stonebridge Road, Roanoke, IN 46783.

The attached Notice of 2025 Annual Meeting of Shareholders and Proxy Statement provide information concerning the matters to be considered and voted on at the Annual Meeting. Please take the time to carefully read each of the proposals.

Regardless of the number of shares you hold or whether you plan to attend the meeting in person, your vote is important. Accordingly, please vote your shares as soon as possible by following the instructions you received on your proxy card. Voting your shares prior to the Annual Meeting will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

To make it easier for you to vote, Internet and telephone voting are available. The instructions for voting via the Internet and telephone can be found on your proxy card.

Thank you for your continued support of Vera Bradley, Inc.

Sincerely,

Jacqueline M. Ardrey

President and Chief Executive Officer

April 25, 2025

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date:

June 5, 2025

Time:

8:30 a.m., Eastern Time

Place:

Vera Bradley Design Center

12420 Stonebridge Road,

Roanoke, IN 46783

Record Date:

April 8, 2025. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the record date.

Items of Business:

•  To elect seven Directors for a one-year term to expire at the 2026 Annual Meeting of Shareholders

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026

•  To approve, on an advisory basis, the compensation of the Company’s named executive officers

•  To transact any other business as may properly come before the meeting or at any adjournments or postponements thereof.

Proxy Voting: Shareholders of record may vote in person at the Annual Meeting, but may also appoint proxies to vote their shares in one of the following ways
Via Internet Cast your vote at www.proxyvote.com 24/7 until 11:59 p.m., Eastern Time on June 4, 2025
Via Phone Cast your vote by phone at 1-800-690-6903 24/7 until 11:59 p.m., Eastern Time on June 4, 2025
Via Mail Mark, sign, and date your proxy card and return it in the postage-paid envelope provided

Shareholders whose shares are held by a bank, broker, or other nominee (in “street name”) may instruct such record holders how to vote their shares. Any proxy may be revoked at any time prior to its exercise at the meeting by following the procedures described in the proxy solicitation materials. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker, or other holder of record, giving you the right to vote the shares.

By Order of the Board of Directors,

Mark C. Dely

Corporate Secretary

April 25, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 5, 2025: This 2025 Proxy Statement and Notice of Annual Meeting of Shareholders and our Fiscal 2025 Annual Report are available in the “Investor Relations” section of our website at www.verabradley.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement before voting.

FISCAL 2025 BUSINESS HIGHLIGHTS

Strategic Progress

We ended fiscal 2025 with consolidated revenues of $372.0 million. Although fiscal 2025 had its challenges, we took actions that laid the groundwork to position the Company for the future.

On a corporate basis:

•

We navigated the early stages of Project Restoration, our comprehensive strategic initiative to transform our business model and brand positioning. We honed in on each of the four pillars of the strategic plan – Consumer, Brand, Product, and Channel – and began implementation of key initiatives.

•

As a Company, we continued to carefully manage expenses and instilled a culture of discipline around expense control. We continued to strengthen and streamline our organizational structure and right-size our cost structure for the size of our business, to best position us to achieve our long-term strategic plans.

•	On March 11, 2025 the Company entered into an Interest Purchase Agreement (the “Agreement”) to sell 100% of Pura Vida. The transaction closed on March 31.

At the Vera Bradley brand:

•

We launched the first phase of our renewed vision for Vera Bradley in July fiscal 2025, which included elevated brand product, marketing, store design and website in our Brand stores and on verabradley.com.

•	We expanded our NFL collection by adding representation for more teams.

•	We continued another year of product collaborations with iconic brands such as Disney, Wicked, and Peanuts, which align with our target customers and expand our customer reach.

•	We are a Better CottonTM member and continue to increase our procurement of cotton from Better CottonTM supply chain partners.
•	Our online site – outlet.verabradley.com, has brought new customers to the brand and provided steady performance throughout the year, helping offset weakness in the outlet store channel.

•

We continued to strengthen and rationalize our store base. We are continuing to look for opportunities to improve the full-line profitability of our full-line store portfolio by re-balancing our existing fleet through select closures along with identifying future market opportunities. We will continue to focus on our highest-potential stores by enhancing the customer experience. In fiscal 2025, we closed five underperforming full-line stores and one outlet store, and opened one full-line store and seven outlet stores, ending the fiscal year with 39 full-line and 87 outlet locations.

At the Pura Vida brand:

•	Pura Vida continued to innovate and expand on personalized offerings through harper charms, which still targets our core customer, and provides her endless options to suit her style.

•	Pura Vida found positive responses through collegiate football, gymnastics, and sorority activations.

•

Pura Vida had collaborations with Dutch Brothers Coffee, Kulani Kinis swimwear, and the Varsity Cheer League; partnered with key influencers; and offered themed-collections centered around key events such as Shark Week.

•	Two new Pura Vida store locations were opened in fiscal 2025.

VERA BRADLEY, INC.	2025 Proxy Statement ● 1

Proxy Summary

FINANCIAL RESULTS

The graphs below provide a ‘‘snapshot’’ of our performance in accordance with accounting principles generally accepted in the United States (“GAAP”) in fiscal 2025 and the previous three fiscal years.

Fiscal 2025 items impacting comparability. During fiscal 2025, Vera Bradley, Inc. net loss was impacted by pre-tax charges of $6.2 million of intangible asset impairment charges; $3.9 million of severance charges; $2.6 million of PPE impairment charges; $1.3 million for the amortization of definite-lived intangible assets; $1.2 million of Project Restoration initiatives; $1.1 million of consulting and professional fees primarily associated with strategic initiatives; $1.1 million for software abandonment; and $0.8 million of one-time vendor charges. These results also include a total tax impact of $25.5 million for tax effects of these items plus a full valuation allowance against all net deferred tax assets, resulting in a total net-of-tax impact of $43.7 million. Collectively, these charges negatively impacted EPS by approximately $1.51 in fiscal 2025. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for additional information.

Fiscal 2024 items impacting comparability. During fiscal 2024, Vera Bradley, Inc. net income was impacted by pre-tax charges of $5.4 million of intangible asset impairment charges, $2.9 million for the amortization of definite-lived intangible assets, $2.9 million of severance charges, and $0.9 million of consulting and professional fees primarily associated with strategic initiatives. These results also include a total tax impact of $(2.7) million associated with the pre-tax items listed above, resulting in a $9.4 million net-of-tax impact. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 for additional information.

Fiscal 2023 items impacting comparability. During fiscal 2023, Vera Bradley, Inc. net loss was impacted by pre-tax charges of $69.3 million of goodwill and intangible asset impairment charges; $9.6 million of severance, retention, and former CEO stock-based compensation charges associated with retirement; $4.3 million of consulting and professional fees primarily associated with cost savings initiatives, the CEO search, and strategic initiatives; $3.3 million for the amortization of definite-lived intangible assets; $1.6 of PO cancellation fees; $1.3 million of store and right-of-use asset impairment charges; $1.0 million related to the new CEO sign-on bonus and relocation expenses; and $0.1 million of goodMRKT brand exit costs. These results also include a total tax impact of $(15.7) million for tax effects of these items, resulting in a net-of-tax impact of $74.8 million. Collectively, these charges negatively impacted EPS by approximately $1.79 in fiscal 2023. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 for additional information.

Fiscal 2022 items impacting comparability. During fiscal 2022, Vera Bradley, Inc. net income was impacted by pre-tax charges of $3.1 million for the amortization of definite-lived intangible assets and $0.1 million for store impairment charges. These results also include a total tax impact of $(0.6) million for tax effects of these items, resulting in a net-of-tax impact of $(2.6) million.

2 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Proxy Summary

Corporate Responsibility & Sustainability

Our Company’s strategic direction is fueled by our core values and guided by our desire to create net-positive social, environmental, community, and shareholder gains, by focusing on our products, our communities, and our planet. In each of these areas, we evaluate the impact related to our practices, considering risks and opportunities, making real and measurable progress, and ensuring transparency with our stakeholders.

Vera Bradley, Inc. is committed to responsible, clear, and open business practices. We believe credibility, integrity, and trustworthiness, along with our core values, are critical components of the current and future success of our business.

Our Corporate Social Responsibility & Sustainability Report, which can be found at https://verabradley.com/pages/corporate-responsibility, provides an update on progress we have made related to our many Corporate responsibility and sustainability initiatives. In Fiscal 2025, among other things, we further enhanced the quality of our products, elevated our responsible sourcing efforts, and made a meaningful impact in the markets we serve through our charitable initiatives.

We are excited about the future and returning our Company to sustainable, profitable growth and strong cash flow, which we believe will deliver long-term value to our shareholders. Our strategic plan, Project Restoration, is designed to drive this long-term, profitable growth. As we improve the health of our brands and our Company, we remain committed to being a responsible and sustainable business and devoting appropriate resources to the areas that are most impactful to our stakeholders — our customers, our Associates, our shareholders, and our communities.

EXECUTIVE COMPENSATION

Sound program design. We have designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

•	Provides a competitive total pay opportunity;

•	Links a significant portion of total compensation to performance that we believe will create long-term shareholder value;

•	Enhances retention by subjecting a meaningful portion of total compensation to multi-year vesting; and

•	Does not encourage unnecessary and excessive risk taking.

Pay practices. We believe that appropriate corporate governance of our executive compensation program is enhanced by a number of practices, including use by the Talent and Compensation Committee of its own independent consultant and compensation tools, the absence of tax gross-ups in any of our compensation programs (including no excise tax gross-ups), and stock ownership guidelines applicable to directors and officers that align shareholder interests by requiring executives to own stock in the Company.

Pay for performance. Our compensation program allows our Talent and Compensation Committee to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The correlation between our financial results and executive officer compensation awarded, as described in the “Executive Compensation Discussion and Analysis” or “CD&A” which follows in this proxy statement, aligns the interests of our executive officers with those of the Company. Specifically in fiscal 2025:

•	The Company had an operating loss in fiscal 2025, compared to an operating income in the prior year, resulting in decreased payouts under the Company’s long-term and short-term incentive plans.

•	The Company achieved below-threshold levels for Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida net revenue metrics.

•

Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida net operating income threshold levels were not achieved. Therefore, there were no payouts for these elements of the Company’s short-term incentive plans as they related to Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida Brand.

•

The Company’s adjusted EPS metric threshold levels were not achieved for the fiscal 2025 performance year and of the prior-year performance-based restricted stock unit grants. Long-term incentive was not earned for these performance grants.

VERA BRADLEY, INC.	2025 Proxy Statement ● 3

Proxy Summary

•

In addition to financial goals, the annual incentive opportunity included key strategic objectives tied to our Vera Bradley, Inc. long-term strategic plan and intended to focus the team on making progress towards the Company’s strategic objectives. These strategic objectives were partially met and paid out at 38% for the Vera Bradley Brand program, 50% for the Pura Vida Brand program and 41% for the Enterprise program, as described herein.

•	Grants under the Company’s fiscal 2025 Plans vest over a three-year period to promote retention and long-term thinking.

CORPORATE GOVERNANCE HIGHLIGHTS

Our governance principles and practices include a number of policies and structures that we believe are “best practices” in corporate governance, including:

•	Election of Directors for one-year terms;

•	Appointment of a Lead Independent Director who participates in the process of preparing meeting agendas and schedules and presides over executive sessions of each Board meeting;

•	Separation of Chair of the Board and Chief Executive Officer (“CEO”) roles;

•	Holding executive sessions with only independent directors present at each meeting of the Board;

•	Minimum stock ownership guidelines applicable to directors and executive officers;
•	Holding requirements for equity grants made to directors and executive officers until minimum stock ownership guidelines are met;

•	Policies prohibiting hedging, pledging, and other problematic transactions involving Company securities by executive officers, directors, and key employees;

•	Practice of no excise tax gross-ups for directors and executive officers;

•	Allowing shareholders to unilaterally amend our bylaws; and

•	Inclusion of double triggers for Severance Plan benefits upon a change in control.

SHAREHOLDER ENGAGEMENT

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may write or email our Board as provided below:

Write: Corporate Secretary Vera Bradley, Inc. 12420 Stonebridge Road Roanoke, Indiana 46783

Internet: http://investors.verabradley.com/corporate -governance/contact-the-board or http://investors.verabradley.com/contact-us

Email: investorrelations@verabradley.com

We understand the importance of a robust shareholder engagement program. To that end, our Chief Executive Officer and appropriate members of management routinely participate in meetings and conference calls with institutional and individual shareholders. Our meetings and interactions with shareholders are designed to help us better understand how our shareholders perceive the Company and to provide our shareholders an opportunity to discuss matters that they believe deserve attention. We believe our engagement has been productive and provides an open exchange of ideas and perspectives for both our shareholders and us.

QUESTIONS AND ANSWERS

See “Questions and Answers” on page 41 for additional information.

Please see the Questions and Answers section beginning on page 41 for important information about the proxy materials, voting, the Annual Meeting, Vera Bradley documents, communications, and the deadlines to submit shareholder proposals for the 2026 Annual Meeting of Shareholders.

4 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Proxy Summary

Note about forward-looking statements

Certain statements in this proxy statement, other than purely historical information, which may include estimates, projections, statements relating to our business plans, objectives, and expected operating results and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including without limitation, this Proxy Summary and “Executive Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may materially impact such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

VERA BRADLEY, INC.	2025 Proxy Statement ● 5

PROPOSAL NO. 1

ELECTION OF DIRECTORS

VOTE REQUIRED AND BOARD RECOMMENDATION

The Company’s directors are elected for one-year terms, and below are the Directors nominated for election by shareholders at this year’s annual shareholders’ meeting. The Board recommends a vote “FOR” each of the Directors. Each Director nominee will be elected by a plurality of votes cast, which means that the nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the vote.

NAME AND OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT (Y/N)	OTHER PUBLIC BOARDS

Jacqueline Ardrey President and Chief Executive Officer, Vera Bradley, Inc.	56	2022	N	—

Ian Bickley Former President of Global Business Development, Tapestry, Inc.	61	2024	Y	2

Kristina Cashman Restaurant Consultant, former Chief Financial Officer, several restaurant companies	58	2020	Y	1

Robert J. Hall President, Green Gable Partners	66	2007	N	—

Andrew Meslow Retired Chief Executive Officer, L Brands and Bath & Body Works	56	2025	Y	—

Jessica Rodriguez Former President of Entertainment and Chief Brand Officer, Univision Communications, Inc.	52	2024	Y	1

Carrie M. Tharp VP, Global Strategic Industries, Google Cloud	44	2020	Y	1

Additional information regarding each director nominee follows below.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If, however, any nominee becomes unable to serve as a director prior to the Annual Meeting, the proxies will have discretionary authority to vote for a substitute nominee. Unless authority to do so is withheld, the persons named as proxies will vote “FOR” the election of the nominees.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES TO THE BOARD OF DIRECTORS.

VERA BRADLEY, INC.	2025 Proxy Statement ● 1

PROPOSAL NO. 1 Election of Directors

THE BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

Each year at the Company’s annual meeting of shareholders, the Board recommends a slate of director nominees for election by shareholders. In addition, the Board fills vacancies on the Board when necessary or appropriate. The Board’s recommendations or determinations are based on the recommendations of, and information supplied by, the Nominating, Governance and Sustainability Committee as to the suitability of each individual and, where applicable, the slate as a whole to serve as directors, taking into account the criteria described below and other factors, including the requirements for Board committee membership.

The Nominating, Governance and Sustainability Committee is responsible for, among other things, reviewing on an annual basis the appropriate skills and characteristics required of directors in the context of prevailing business conditions and for making recommendations regarding the size and composition of the Board. The objective is a Board that brings to the Company a variety of perspectives and skills that are derived from high-quality business and professional experience and that are aligned with the Company’s strategic objectives. The Board has determined the most effective size of the Board currently to be seven members and, effective at the Annual Meeting, has set the number of directors at seven.

Nominees for the Board must be committed to enhancing long-term shareholder value and possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character, and integrity. Board members are expected to understand our business and the industry in which we operate, regularly attend Board and relevant committee meetings, participate in meetings and decision-making processes in an objective and constructive manner, and be available to advise our officers and management. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the Nominating, Governance and Sustainability Committee recommends the candidate to the Board.

The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. As a company founded by women, for women, the Company is thrilled to have five strong, accomplished women serve on our Board of Directors. With 63% current female board membership, Vera Bradley is one of only a few public companies with such high female representation.

The Nominating, Governance and Sustainability Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In recommending nominees, the Nominating, Governance and Sustainability Committee considers nominees recommended by the Company’s shareholders in the same manner as described above provided any such shareholder follows the procedures set forth in the Company’s bylaws.

2 ● 2025 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 1 Election of Directors

DIRECTOR NOMINEES FOR ELECTION AT THE 2025 ANNUAL MEETING

Jacqueline Ardrey	Age(1) 56
President and CEO	Director Since 2022

Ms. Ardrey joined Vera Bradley as its President and Chief Executive Officer in November 2022. At that same time, she also joined the Company’s Board of Directors. Between November 2018 and October 2022, she held the post of President at home furnishings and seasonal décor catalog retailer Grandin Road, part of the Qurate Retail Group. In 2017 and 2018, Ms. Ardrey was CEO of home furnishings and seasonal décor retailer, Trading Company Holdings. Prior to that, she was Founder and CEO of Oregon Home Gourmet and Senior Vice President of Merchandising and Supply Chain for iconic omnichannel gourmet food and gifting brand Harry and David. Previously, she spent 14 years at multi-channel high-end children’s retailer Hanna Andersson in various roles of increasing responsibility, including Senior Vice President of Merchandising, Design, and Wholesale. Ms. Ardrey began her retail career with the May Company.

Qualifications: Ms. Ardrey is an accomplished, results- oriented leader with over 30 years of experience in multi-channel retail enterprises. She has demonstrated success in motivating and coaching teams through strategic change while consistently delivering results. She has a deep background in strategic planning and execution, brand positioning, product development, buying and merchandising, inventory management, planning and allocation, and financial planning and analysis.

Ian Bickley	Age(1) 61
Director Since 2024

Mr. Bickley served as President of the International Group for Coach, and President of Global Business Development for all Tapestry brands, with growing responsibilities and positions over his tenure with the company.

Mr. Bickley serves as a director for publicly-held Crocs, Inc. and as a director and Chair of the Nominating and Governance Committee for publicly-held Brillant Earth.

Qualifications: Mr. Bickley brings to the Board of Directors a breadth of brand transformation and business development expertise from his time with Tapestry, Inc. (formerly Coach, Inc.). Mr. Bickley has established an exceptional track record in building and revitalizing brands, developing omni-channel businesses, and managing and integrating a global multi-brand portfolio.

Kristina Cashman	Age(1) 58
Director Since 2020

Since July 2024, Ms. Cashman has served as Chief Executive Officer of Guy and Larry Restaurants. Ms. Cashman also serves as President and Chief Executive Officer of Cashman Restaurant & Retail Consulting. Ms. Cashman’s prior experience includes serving as Chief Financial Officer of several restaurant companies including Hopdoddy Burger Bar, Inc., Eddie V’s Restaurants, Inc., and P.F. Chang’s China Bistro.

Ms. Cashman serves as a director and Chair of the Audit Committee for publicly-held Basset Furniture Industries, Inc. and as a director and chair of the audit committee for privately-held Munchkin, Inc., an infant and toddler lifestyle brand.

Qualifications: Ms. Cashman brings to the Board of Directors particular knowledge and experience in finance, accounting, tax, and capital structure, as well as strategic planning, real estate strategy and selection, operations, and incentive compensation plan development.

Robert J. Hall	Age(1) 66
Chair	Director Since 2007

Mr. Hall has served as Chair of the Board since September 2010. Mr. Hall is the President of Green Gables Partners, a private investment firm that he founded in 2010. Prior to founding Green Gables, Mr. Hall started Andesite Holdings, a private equity firm, where he served as principal from 2007 to 2014. Mr. Hall served as an Executive Director for UBS Financial Services from 2000 to 2007.

Mr. Hall serves as a director of FlyLow Gear Co., a privately-held manufacturer of outerwear; a director of Glade Optics, a privately-held retailer of ski goggles and casual apparel and accessories; and Chairman of the U.S. Biathlon Association.

Qualifications: Mr. Hall provides our Board of Directors with insight and perspective on general strategic and financial matters stemming from his extensive experience in investment banking, investment management, financial planning, and private placements.

VERA BRADLEY, INC.	2025 Proxy Statement ● 3

PROPOSAL NO. 1 Election of Directors

Andrew Meslow	Age(1) 56
Director Since 2025

Mr. Meslow last served as the Chief Executive Officer of L Brands and Bath & Body Works, Inc. He was promoted to CEO of Bath & Body Works in February 2020 after serving as the brand’s chief operating officer for eight years. He joined the L Brands board of directors and became the company’s CEO at the close of its annual meeting of stockholders on May 2020. In his prior role of the COO of Bath & Body Works, Andrew led several areas of the business, including finance, merchandise planning and allocation, store operations and the direct channel. He joined L Brands in 2003, working in roles at Victoria’s Secret and the corporate group before moving to Bath & Body Works in 2005 as executive vice president and chief financial officer.

Mr. Meslow serves on the board and is the Chair of Lutheran Social Services, a non-profit with a mission of uplifting families and strengthening communities in Ohio. He is also on the board of trustees of the Marburn Academy, a private non-profit school in Ohio that serves students with alternate learning styles.

Qualifications: Mr. Meslow is a seasoned senior retail executive, with a track record of driving operational excellence at some of the world’s best specialty retail brands, as well as public company CEO experience.

Jessica Rodriguez	Age(1) 52
Director Since 2024

From October 2018 until March 2022, Ms. Rodriguez served as President of Entertainment for Univision Communications, Inc., an American Spanish-language television network, and assumed the additional role of Chief Brand Officer from July 2021 through March 2022. Ms. Rodriguez began her 20-plus year career in media as Vice President and Station Manager for Univision Puerto Rico. From there, she successfully progressed through the organization in roles of increasing responsibility, including Vice President and Special Assistant to the President for Univision Networks, Inc.; Senior Vice President, Univision Cable Networks; Executive Vice President and Chief Marketing Officer, Univision; and Chief Operating Officer, Univision Networks, a post she held from January 2018 through December 2020.

Ms. Rodriguez currently serves as a member of the board for public company off-price retailer Burlington Stores, Inc.

Qualifications: Ms. Rodriguez brings particular knowledge and experience in business strategy; operations; media and brand marketing; consumer insights; and creating, transforming, leading, and motivating high-performing, diverse, purpose-driven organizations. She provides insight and counsel on a variety of issues as the Company continues to execute our long-term strategic plan, which includes elevating our digital-first strategy and our marketing efforts.

Carrie M. Tharp	Age(1) 44
Director Since 2020

Ms. Tharp serves as the Vice President, Global Strategic Industries at Google Cloud. In her current role she is responsible for all industries including retail, consumer goods, media and entertainment, financial services, healthcare, and telecommunications. Previously, she was Vice President, Retail and Consumer, for Google Cloud from August 2019 to March 2023. Between October 2016 and July 2019, she was Executive Vice President, Chief Digital Officer of luxury retailer Neiman Marcus Group and served as Interim Neiman Marcus Brand President from January 2019 until July 2019. Neiman Marcus filed for Chapter 11 bankruptcy in May 2020. From June 2013 until September 2016, Ms. Tharp served as Senior Vice President, Chief Marketing Officer and Head of eCommerce for Fossil Group, a multi-brand watch and accessories business. Prior to that, she held various management positions with Travelocity and Dean Foods.

Ms. Tharp is a member of the board of privately-held premier off-price ecommerce company, Rue Gilt Groupe, Inc., and serves on the board of privately-held, digitally-native luxury company Moda Operandi. She has also served on the board of The National Retail Federation (NRF) since 2023.

Qualifications: Ms. Tharp has extensive omni-channel retail experience, including in the handbag and accessories categories; a track record of growth and profit performance improvement; and expertise in e-commerce, marketing with vertically integrated consumer brands, brand management, digital fluency, social media, customer insights, analytics, customer strategy, and machine learning/Artificial Intelligence (AI), and generative AI.

(1)	Represents age as of the Annual Meeting date.

4 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Corporate Governance

CORPORATE GOVERNANCE

We believe corporate governance should promote the long-term interests of our shareholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability. We continue to evaluate and strengthen existing governance practices and, as appropriate, develop new policies that make us a better company. To that end, the following policies and practices are used to guide and regulate various actions, in addition to the Company’s Articles of Incorporation and Bylaws.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines set out various rules and principles for self-governance and address such matters as Board composition and structure, duties and responsibilities of directors and the Board and the duties of the Lead Independent Director, among other matters.

CONFLICT OF INTEREST AND BUSINESS ETHICS POLICY

We believe that credibility, integrity, trustworthiness, and our core values are critical components of the current and future success of our business. Our Conflict of Interest and Business Ethics Policy is intended to help uphold high ethical standards in all of our operations by promoting ethical conduct and compliance with applicable laws, rules, regulations, and standards. Our Board recognizes that no code of ethics can replace the thoughtful behavior of an ethical director or employee, but such a Code can provide guidance to help recognize and deal with ethical issues and to foster a culture of accountability.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

In addition to being subject to the Conflict of Interest and Business Ethics Policy, our CEO, Chief Financial Officer (“CFO”), and Corporate Controller and Treasurer are also subject to our Code of Ethics for Senior Financial Officers. We will disclose on our website (www.verbradley.com) any amendment to, or waiver from, a provision of the Conflict of Interest and Business Ethics Policy or the Code of Ethics for Senior Financial Officers that applies to our CEO, CFO, or Corporate Controller and Treasurer, or persons performing similar functions and that relates to:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make.
•	Compliance with applicable governmental laws, rules, and regulations.

•	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code.

•	Accountability for adherence to the Code.

RISK OVERSIGHT

Our Board has and exercises ultimate oversight responsibility with respect to enterprise risk assessment and to the management of the strategic, operational, financial, cybersecurity, and legal risks facing our Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us and our business segments. Various committees of the Board provide assistance to the Board in its oversight of, among other things, risk assessment and risk management. The Board also monitors the process by which risk assessment and management is developed and implemented by management and reported to the full Board.

Our Audit Committee assists the Board in its oversight of our policies relating to risk assessment and risk management generally, with particular focus on our management of major financial and cybersecurity risk exposures.

Our Talent and Compensation Committee assists the Board in assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure their appropriateness in terms of both the level of risk-taking and consistency with our business strategies. In conjunction with its assessment, the Committee, with the assistance of independent consultants and independent compensation resources, reviews our compensation policies and practices. That review encompasses each of our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement and sums that could be earned, including caps on the amount of bonus and performance share units that can be earned.

VERA BRADLEY, INC.	2025 Proxy Statement ● 5

Corporate Governance

STOCK OWNERSHIP GUIDELINES
Our Board of Directors has adopted stock ownership guidelines for directors, executive officers, and other senior executives. These guidelines are a means to motivate directors and executives to perpetuate enduring shareholder value and to ensure that the interests of directors and executives are aligned with those of shareholders.
The stock ownership guidelines require that all
non-employee
directors own share units (as defined below) of the Company’s common stock with a value equal to four times the annual cash retainer, or $198,000 in fiscal 2025. Until such time as a director has attained the applicable share ownership guideline, he or she is expected to retain share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations. The guideline is automatically revised in the event that the annual retainer is changed.
The CEO is required to hold share units with a value equal to four times her annual base salary rate, or $3,502,000 in fiscal 2025. The guideline is automatically revised in the event the CEO’s annual base salary rate changes. Certain executive officers, as determined by the Talent and Compensation Committee, are required to hold share units with a value equal to two times their annual base salary rate. Until such time as the CEO or another officer covered by the guidelines has attained the applicable share ownership guideline, they are expected to retain the share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations.
The guidelines define a “share unit” as each share of Vera Bradley common stock beneficially owned, including shares of restricted stock and restricted stock units (but excluding any stock options). Both vested and unvested shares of restricted stock and restricted stock units are included in calculating share units. Unvested equity awards subject to performance criteria are included at achieved performance levels for completed performance years and at estimated performance levels for incomplete performance years. All directors and officers subject to the stock ownership guidelines were in compliance with the guidelines as of April 8, 2025.
HEDGING, DERIVATIVES AND PLEDGING
The Company has adopted an Insider Trading Policy, which, among other things, prohibits directors and employees from:

•
Entering into hedging (making an investment to reduce the risk of adverse price movements or to offset potential losses/gains in a Company security) or other monetization transactions or similar arrangements with respect to the Company’s securities.

•	Engaging in transactions in publicly-traded options on Company securities (such as puts, calls, and other derivative securities).

•	Entering into pledging arrangements with respect to Company securities.
TALENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Talent and Compensation Committee as of February 1, 2025 were Carrie M. Tharp, Ian Bickley, Kristina Cashman, and Frances P. Philip. None of the members of the Talent and Compensation Committee are now serving or previously have served as employees or officers of the Company or any subsidiary, nor has any member of the Talent and Compensation Committee engaged in any related party transaction with the Company. None of the Company’s executive officers serve as directors of, or in any compensation-related capacity for, companies with which members of the Talent and Compensation Committee are affiliated.
POLICY ON RELATED PARTY TRANSACTIONS
In accordance with the rules of The NASDAQ Stock Market and our Audit Committee Charter, our Audit Committee reviews and, prior to consummation, approves any transaction, arrangement, or relationship in which the Company is a participant; the amount involved exceeds $120,000; and one of our executive officers, directors, director nominees, or 5% or greater shareholders (or their immediate family members) (each, a “related party”) has a direct or indirect material interest. Based on its consideration of all relevant facts and circumstances, the Audit Committee decides whether or not to approve the particular transaction and will generally approve only those transactions that are on terms no less favorable to us than those that we could obtain from unaffiliated third parties and have terms and conditions that are reasonable and customary.

6 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Corporate Governance

RELATED PARTY TRANSACTIONS FOR FISCAL 2025

Vera Bradley Foundation for Breast Cancer. The Company routinely makes charitable contributions to the Vera Bradley Foundation for Breast Cancer (the “Foundation”) and also provides employees and office space to the Foundation. The Foundation was founded by co-founder of the Company, Barbara Bradley Baekgaard. Ms. Baekgaard is an employee and director of the Company and serves on the board of directors of the Foundation. Ms. Baekgaard is not standing for re-election at the 2025 shareholder meeting and will instead transition to a Director Emeritus role. There were approximately $167,000 of Company contributions made to the Foundation in fiscal 2025.

FAMILY RELATIONSHIPS

Barbara Bradley Baekgaard and Patricia Miller founded the Company in 1982 in Fort Wayne, Indiana. Ms. Baekgaard is an employee and director of the Company. Ms. Baekgaard is not standing for re-election at the 2025 shareholder meeting and will instead transition to a Director Emeritus role. Robert J. Hall, our Board Chair, is the son-in-law of Ms. Baekgaard.

COPIES OF GOVERNANCE DOCUMENTS

You may view the following documents at http://investors.verabradley.com/corporate-governance (please note that our website is not a part of this proxy statement):

•	Corporate Governance Guidelines

•	Conflict of Interest and Business Ethics Policy

•	Code of Ethics for Senior Financial Officers

•	Insider Trading Policy

•	Stock Ownership Guidelines

•	Disclosure Policy

VERA BRADLEY, INC.	2025 Proxy Statement ● 7

The Board and its Committees

THE BOARD AND ITS COMMITTEES

BOARD RESPONSIBILITIES

Being elected to serve on the Board of Directors is a high honor and privilege, and one that carries with it a serious responsibility to serve the interests of the Company and its shareholders. It is our desire that all Board members conduct themselves and perform their duties in an exemplary fashion, commensurate with the position of leadership that has been bestowed upon them by the shareholders.

Each Board member has the following basic responsibilities:

•	To support the mission and purpose of the Company, and to abide by its Articles of Incorporation, Bylaws, and policies.

•	To be diligent in preparation for, attendance at, and participation in Board meetings and related activities on behalf of the Company.

•	To ensure that the financial and business affairs of the Company are, to the best of the Board member’s awareness, managed in a responsible manner.

•	To act always in good faith and in the best interest of the Company, above any personal interest.

•	To maintain the confidentiality of sensitive or proprietary information obtained as a result of Board service.

The primary duties of the Board include maximizing long-term shareholder value, by:

•	Ensuring that the Company operates in a legal, ethical, and socially responsible manner.

•

Selecting, evaluating, and offering substantive advice and counsel to the CEO and working with the CEO to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its shareholders.

•	Reviewing, approving, and monitoring fundamental financial and business strategies and major corporate actions.

•	Overseeing the Company’s capital structure and financial policies and practices.

•	Assessing major risks facing the Company and reviewing options for their mitigation.
•	Providing counsel and oversight on the selection, evaluation, development, and compensation of executive officers and providing critical and candid feedback on their performance.

BOARD INDEPENDENCE

A majority of our directors are independent of the Company and management. The Board (with the input of the Nominating, Governance and Sustainability Committee) has evaluated all business and charitable relationships between the Company and the Company’s current non-employee directors and nominees for election at the June 5, 2025 Annual Meeting and all other relevant facts and circumstances. As a result of the evaluation, the Board determined, as required by the Company’s Corporate Governance Guidelines, that the following non-employee directors or nominees are “independent” as defined by the standards for director independence established and described below: Ian Bickley, Kristina Cashman, Andrew Meslow, Jessica Rodriguez, and Carrie M. Tharp. Under these same standards, the Board of Directors has determined that Jacqueline Ardrey and Robert J. Hall are not independent.

Under the corporate governance requirements of The NASDAQ Stock Market (“NASDAQ”) our Board of Directors has a responsibility to make an affirmative determination that our directors serving as independent directors have no relationships with the Company that would impair their independence. Subject to some exceptions, the standards for independent directors established by NASDAQ and the Securities and Exchange Commission (“SEC”) generally provide that a non-employee director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) the director or a member of the director’s immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director’s immediate family has, in the past three years, received more than $120,000 per year in direct compensation from the Company (other than for service as a director or, for the immediate family member, as a non-executive employee); (d) the director is an employee, or the director or a member of the director’s immediate family is employed as a partner, of Deloitte & Touche LLP, the Company’s independent registered public accountants, or the director has an immediate family member who is a current employee of such firm and works in any capacity on the Company’s audit, or the director or an

8 ● 2025 Proxy Statement	VERA BRADLEY, INC.

The Board and its Committees

immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Vera Bradley executive officer at the same time serves or served on the Talent and Compensation committee; or (f) the director is an employee, or a member of the director’s immediate family is an executive officer, of a company that makes payments to, or receives payments from, Vera Bradley in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or five percent of the consolidated gross revenues of the company receiving the payment.

The Company’s Corporate Governance Guidelines require that the independent directors meet in executive session at each regular meeting of the Board and, in fiscal 2025, they met in executive session during each regular meeting for a total of four times. These executive sessions are chaired by the Lead Independent Director, Ms. Philip.

BOARD LEADERSHIP STRUCTURE AND LEAD INDEPENDENT DIRECTOR

Our Board of Directors believes that one of its most important functions is to protect shareholders’ interests through independent oversight of management, including the CEO; however, the Board of Directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the Chair of the Board of Directors and CEO. The Board considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for us, based on the particular circumstances facing us from time to time. Currently, the positions of Chair of the Board of Directors and CEO are held by separate persons.

Frances P. Philip currently serves as the Lead Independent Director. Ms. Philip is not standing for re-election at the 2025 shareholder meeting. Pursuant to the Company’s Corporate Governance Guidelines, the lead director is an independent director who is elected from time to time, but not less frequently than annually, by the affirmative vote of a majority of the independent directors. The Lead Independent Director, among other things, chairs executive sessions of the independent directors, reviews the meeting agenda with our CEO, leads the discussion with our CEO following the independent directors’ executive sessions, ensures that the Board’s individual group and committee self-assessments are done annually and leads periodic discussions with other Board members and management concerning the Board’s information needs. The Board believes this structure allows all of the independent directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board of Directors has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company, and the Board of Directors’ oversight responsibilities. Further, the Board of Directors believes that these responsibilities appropriately and effectively complement the roles of our Chair of the Board and CEO.

STANDING COMMITTEES AND MEETINGS OF THE BOARD

Our Board of Directors has established Audit; Talent and Compensation; and Nominating, Governance and Sustainability Committees. Only independent directors are members of these three committees.

Our Board of Directors held four meetings in executive session during fiscal 2025, and each of our directors attended at least 75% of the total number of meetings of the Board and at least 75% of the committees of the Board of which such director was a member held during the period in which such director served. Directors are encouraged to attend our annual meetings of shareholders, and all directors serving at that time attended the annual shareholders meeting held on May 30, 2024.

VERA BRADLEY, INC.	2025 Proxy Statement ● 9

The Board and its Committees

CURRENT COMMITTEE MEMBERSHIP

COMMITTEE	INDEPENDENT MEMBERS	CHAIR

Audit	Kristina Cashman	●
Andrew Meslow
Jessica Rodriguez
Carrie M. Tharp

Talent and Compensation	Carrie M. Tharp	●
Ian Bickley
Kristina Cashman
Frances P. Philip

Nominating, Governance and Sustainability	Ian Bickley	●
Frances P. Philip
Andrew Meslow
Jessica Rodriguez

Audit Committee. Our Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, accounting principles, and auditing practices to be employed in the preparation and review of our financial statements. In addition, our Audit Committee has the authority to engage, oversee, and dismiss public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Our Audit Committee also reviews the fairness of related party transactions and assists the Board in managing enterprise risk, cybersecurity, and capital spending. The Board of Directors has determined that Kristina Cashman, the Chair of the Audit Committee is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) and is “independent” (under the definitions and interpretations of NASDAQ Stock Market), in accordance with the rules of The NASDAQ Stock Market. The Audit Committee met eight times in fiscal 2025.

Talent and Compensation Committee. Our Talent and Compensation Committee reviews and determines policies, practices and procedures relating to the compensation of executive officers, including the CEO, and the establishment and administration of certain employee benefit plans for executive officers. The Talent and Compensation Committee has the authority to administer our 2020 Equity and Incentive Plan, as amended (“2020 Plan”) and to advise and consult with our officers regarding managerial personnel policies. The Talent and Compensation Committee met four times in fiscal 2025.

Nominating, Governance and Sustainability Committee. Our Nominating, Governance and Sustainability Committee assists the Board of Directors with its responsibilities regarding the identification of individuals qualified to become directors, the selection of the director nominees for the next annual meeting of shareholders, and the selection of director candidates to fill any vacancies on the Board of Directors. It also has oversight of the Company’s Corporate Responsibility efforts, including reviewing and making recommendations to the Board regarding the Company’s sustainability strategy and compliance with corporate governance, environmental sustainability, and social responsibility. The Nominating, Governance and Sustainability Committee also reviews our efforts to audit our suppliers to ensure compliance with our vendor code of conduct. It reviews and makes recommendations to the Board regarding the preparation, review of, and compliance with corporate governance policies, succession planning for the CEO, and tenure and retirement policies for directors. The Nominating, Governance and Sustainability Committee and management are responsible for director continuing education programs to assist directors in maintaining the skills and knowledge necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs. The Nominating, Governance and Sustainability Committee met four times in fiscal 2025.

ANNUAL BOARD AND COMMITTEE EVALUATIONS

Our Board and each of our standing committees annually conduct self-evaluations to identify opportunities to improve Board and committee performance.

COMMITTEE CHARTERS

The charters of the three standing committees of the Board of Directors describe the governance framework for each Committee. The charters, along with the Corporate Governance Guidelines, are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. These charters are reviewed by each Committee on an annual basis and any recommended changes are made and approved by the Board.

10 ● 2025 Proxy Statement	VERA BRADLEY, INC.

The Board and its Committees

You may view the charters at http://investors.verabradley.com/corporate-governance.

COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with our directors by transmitting correspondence to our investor relations desk via the internet at http://investors.verabradley.com/ corporate-governance/contact-the-board or to our Secretary at:

Corporate Secretary

c/o Vera Bradley, Inc.

12420 Stonebridge Road

Roanoke, Indiana 46783

The Secretary will, as appropriate, forward communications to the Board of Directors or to any individual director, directors, or committee to whom the communication is directed.

VERA BRADLEY, INC.	2025 Proxy Statement ● 11

Director Compensation

DIRECTOR COMPENSATION

The Talent and Compensation Committee annually reviews the compensation for our Board of Directors and looks at director compensation relative to the Company’s Peer Group. The tables below reflect the cash and equity compensation provided for service on our Board. All directors other than Ms. Ardrey and Ms. Baekgaard participate in our non-employee director compensation program.

CASH COMPENSATION FOR NON-EMPLOYEE DIRECTORS

The fee for our non-employee directors under the cash compensation element of the program during fiscal 2025 was $49,500. We pay the Chair of our Board of Directors an additional $27,000 retainer and the Lead Independent Director an additional retainer of $9,000. In addition, we pay the following annual retainers for committee service:

FISCAL 2025 ANNUAL BOARD RETAINERS

Audit Committee Chair	$13,500

Audit Committee Members	9,000

Talent and Compensation Committee Chair	9,000

Talent and Compensation Committee Members	6,300

Nominating, Governance and Sustainability Committee Chair	7,875

Nominating, Governance and Sustainability Committee Members	5,400

All of our directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

RESTRICTED STOCK UNITS FOR NON-EMPLOYEE DIRECTORS

We also provide each of our non-employee directors with an annual equity grant with a grant date value of approximately $85,000. These restricted stock units vest and settle in our common shares, on a one-for-one basis, on the first anniversary of the grant date. The applicable award agreement also provides that the units shall vest immediately upon the death or disability of the director and upon the occurrence of a change in control of the Company, as defined in the agreement.

FISCAL 2025 DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during fiscal 2025 for services as members of our Board of Directors.

FISCAL 2025 DIRECTOR COMPENSATION

NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL

Ian Bickley(3)	$15,300	$—	$15,300

Kristina Cashman	69,300	85,003	154,303

Robert J. Hall	76,500	85,003	161,503

Mary Lou Kelley(4)	63,900	85,003	148,903

Andrew Meslow(5)	—	—	—

Frances P. Philip	72,675	85,003	157,678

Jessica Rodriguez	63,900	85,003	148,903

Carrie M. Tharp	67,500	85,003	152,503

Bradley Weston(6)	35,700	85,003	120,703

(1)	We did not pay our employee directors, Ms. Ardrey, and Ms. Baekgaard, any compensation for their services on our Board of Directors in fiscal 2025.
(2)

Represents the aggregate grant date fair value of restricted stock awarded during the fiscal year computed in accordance with FASB ASC Topic 718. Additional information regarding the calculation of these values is included in Notes 2 and 8 to our consolidated financial statements.

(3)	Mr. Bickley joined the board in November 2024 and did not earn any stock award compensation until early fiscal 2026.
(4)	Ms. Kelly retired from the Board of Directors effective February 7, 2025.
(5)	Mr. Meslow joined the Board in late fiscal 2025 and did not earn compensation until early fiscal 2026.
(6)	Mr. Weston resigned from the Board of Directors effective August 30, 2024.

12 ● 2025 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 2 Ratification of independent Auditor

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

PROPOSAL

The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit the consolidated financial statements of Vera Bradley for the fiscal year ending January 31, 2026 (fiscal 2026). The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee’s appointment of Deloitte. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Deloitte also served as our independent registered public accounting firm for fiscal 2025.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed by Deloitte to Vera Bradley for fiscal years 2025 and 2024:

FEES PAID TO DELOITTE

	FISCAL 2025	FISCAL 2024

Audit Fees(1)	$1,103,259	$1,108,430

Audit-Related Fees(2)	—	8,000

Tax Fees(3)	62,862	136,524

All Other Fees(4)	1,895	1,895

Total	$1,168,016	$1,254,849

(1)

Audit Fees for fiscal years 2025 and 2024 consist of fees for professional services rendered by Deloitte in connection with the integrated audit of the consolidated financial statements and the effectiveness of the Company’s controls over financial reporting and reviews of our interim consolidated financial statements.

(2)	Audit-Related fees consist of fees in conjunction with our fiscal 2024 S-8 shelf registration.
(3)	Tax Fees consist primarily of fees associated with tax compliance, advice, and planning services.
(4)	All Other Fees consist of fees for products and services other than the above-described services. In fiscal years 2025 and 2024, these fees related to an online research database subscription.

The Audit Committee’s written charter requires the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent registered public accounting firm on an individual basis. All of the services described in the table above were pre-approved by the Audit Committee. The Audit Committee considered the services listed above to be compatible with maintaining Deloitte’s independence.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026

VERA BRADLEY, INC.	2025 Proxy Statement ● 13

Audit Committee Report

AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of Vera Bradley’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche LLP, or Deloitte, was responsible in fiscal 2025 for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of the Company’s controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also responsible for selecting and evaluating the independence of the Company’s independent registered public accounting firm and for pre-approving the services rendered by that firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management Vera Bradley’s audited consolidated financial statements for the fiscal year ended February 1, 2025;

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;

3.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and

4.	The Audit Committee has considered whether the provision by Deloitte of non-audit services to Vera Bradley is compatible with maintaining Deloitte’s independence.

Based on these procedures and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in Vera Bradley’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Kristina Cashman, Chair

Andrew Meslow

Jessica Rodriguez

Carrie M. Tharp

14 ● 2025 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate, and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Shareholders are urged to read the “Executive Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Talent and Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers (“NEOs”) pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies, and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Vera Bradley, Inc. approve, on an advisory basis, the compensation of its NEOs as disclosed in the proxy statement for the Annual Meeting, including the Summary Compensation Table, the Executive Compensation Discussion and Analysis, and other related tables and disclosures set forth in such proxy statement.”

Because this vote is advisory, the result will not be binding on us, our Board of Directors, or our Talent and Compensation Committee, although our Talent and Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our NEOs, as disclosed in this proxy statement, except with respect to shares held in street name, for which you must direct your broker to vote such shares. A say-on-pay vote will take place every year as determined by the Board of Directors and based on the advice provided by the shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT INCLUDING RELATED TABLES AND DISCLOSURES.

VERA BRADLEY, INC.	2025 Proxy Statement ● 15

Executive Compensation

EXECUTIVE COMPENSATION

TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee of the Board of Directors has reviewed and discussed the following Executive Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

SUBMITTED BY THE TALENT AND COMPENSATION COMMITTEE

Carrie M. Tharp, Chair

Ian Bickley

Kristina Cashman

Frances P. Philip

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides a summary of the material elements of our compensation philosophy and practices, with a particular focus on our named executive officers or “NEOs.” As used in this CD&A, the “Committee” refers to the Talent and Compensation Committee of the Board of Directors.

The following is a list of our NEOs who served during fiscal 2025:

NAME	TITLE

Jacqueline Ardrey	President and CEO, Vera Bradley, Inc.

Michael Schwindle	Chief Financial Officer, Vera Bradley, Inc.

Mark C. Dely	Chief Administrative & Legal Officer and Corporate Secretary, Vera Bradley, Inc.

Alison Hiatt	Chief Marketing Officer, Vera Bradley

Alissa Hines	Vice President, Merchandising, Vera Bradley, Inc.

16 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

To assist in understanding our NEO compensation program, we have included a discussion of our compensation policies and decisions for periods before and after fiscal 2025, where relevant. Our compensation program is designed to provide some common standards throughout the Company. Therefore, much of what is disclosed below applies to executives in general and is not limited to our NEOs. The Committee constantly evaluates industry and corporate governance best practices in its compensation programs. Below is a summary of what the Company does and does not do with respect to its compensation programs:

CORPORATE GOVERNANCE BEST PRACTICES

WHAT WE DO

Pay for Performance: In fiscal 2025, 50% of CEO compensation and an average of 39% of other NEO compensation was tied to performance.

Double-Trigger Change of Control: Following a change in control, severance payments will only be triggered upon an involuntary termination of employment or where employee terminates for good reason.

Use of Third-Party Consultants: We utilize compensation consultants and third-party benchmarking to evaluate and compare our compensation programs.

Share Ownership Guidelines: Executive officers are expected to hold Company common stock between 2 and 4 times their annual base salary, and non-employee directors are expected to hold common stock of 4 times their annual cash retainer.

Compensation Recoupment Policy: All cash incentive awards or performance-based equity awards are subject to recoupment in the event of earnings restatements.

Limited use of Employment Agreements: Only our CEO has an employment agreement.

WHAT WE DON’T DO

No Hedging or Pledging: Under the Company’s Insider Trading Policy, executives are not allowed to enter into hedging/pledging or other monetization transactions with Company securities.

No Grants of Stock and Options Below Fair Market Value: All restricted stock units and options are priced and granted at the fair market value at the time of grant. Stock or options are not granted below fair market value.

No Repricing of Underwater Options/RSUs: The Committee has not repriced any underwater options or otherwise changed the value of RSUs granted despite change in the value of the stock.

No Short-Term Vesting of Equity Awards: The Company utilizes a three-year time horizon to vest equity granted as part of its Long-Term Incentive Program.

No Tax Gross-Ups: The Company does not utilize tax gross-ups for executives.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the Company’s compensation philosophy should act as the “blueprint” for the total compensation design and targeted value to be delivered to the executive officers. Our compensation philosophy is intended to ensure that the framework for the Company’s compensation program supports the strategic needs of the business, that the components of the pay system work in concert to influence executive behavior in support of organization imperatives, and that the mechanics of the executive reward structure reinforce the corporate culture and management style of the organization.

Our compensation philosophy includes two identifiable components: compensation objectives and pay goals.

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Executive Compensation

Compensation Objectives. These objectives serve as a set of “guiding principles” that provide an overview of the intended purpose of our compensation program. Our compensation objectives are:

•	To attract and retain key personnel and drive effective results.

•	To encourage our NEOs to focus on:

•	Building shareholder value.

•	Maximizing growth and profitability.

•	Leadership to drive change while exemplifying Company values.

•	Building a strong brand and focusing on long-term strategic objectives.

•	To provide our NEOs with a compensation package that is competitive within our industry.

Pay Goals. The Committee has determined that it is beneficial to establish ranges of compensation, both in total and with respect to each of the Company’s main compensation components, around the 50th percentile of peer group compensation. A primary focus of the Committee in setting executive compensation is to target total compensation within the established ranges noted below, although competitiveness of the other pay components is also strongly considered. For the CEO and the other NEOs, the Talent and Compensation Committee considers the following ranges when assessing the competitiveness of each pay component:

COMPENSATION ELEMENT	PAY GOAL RELATIVE TO PEER GROUP

Annual base salary rate:	50th percentile, +/- 10%

Target annual incentive:	50th percentile, +/- 10%

Target long-term incentive:	50th percentile, +/- 15%

Target total compensation:	50th percentile, +/- 15%

COMPENSATION MIX AND PAY FOR PERFORMANCE

Annually, the Committee considers the total compensation opportunities for each NEO and determines how total potential compensation should be allocated across the different elements of compensation. The Committee does not follow a definitive policy when determining the mix of and structure for total compensation. Instead, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the corporation, risk associated with any payout, and retention considerations.

Generally, the Committee considers market practices as reflected in the peer group data for the peer group identified below and more generally for the Company’s industry to obtain a baseline of total potential compensation for each NEO. Using this analysis as a starting point, the Committee engages in discussions with the objective of ensuring that a material portion of each NEO’s total compensation is at-risk and dependent on performance. Care is taken to balance incentives to drive performance in the short-term and the long-term. In this way, we encourage NEOs to vigorously pursue financial and other performance while discouraging incentives to take excessive risks that may be beneficial in the short term, but harmful in the long run. We believe that these practices align the interests of the NEOs with those of the shareholders year-over-year, as well as over the long term.

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Executive Compensation

The Committee seeks to ensure that a substantial portion of the total compensation awarded to the NEOs is performance-based and is comprised of both annual and long-term incentives. The fiscal 2025 mix of target compensation for the CEO and other NEOs is set forth below:

FISCAL 2025 TARGET COMPENSATION FOR CEO AS PERCENTAGE OF TOTAL COMPENSATION:	FISCAL 2025 AVERAGE TARGET COMPENSATION FOR NEOs AS PERCENTAGE OF TOTAL COMPENSATION:

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Talent and Compensation Committee. The Committee is responsible to the Board for overseeing the development and administration of our compensation programs. The Committee is comprised of four independent directors and is responsible for the review and approval of all aspects of executive compensation, including the approval of compensation packages of newly hired executive officers. The Committee is supported in its work by the CEO, the Chief Administrative & Legal Officer, the Vice President of Human Resources, their staff, and independent executive compensation consultants, as needed.

Role of Management. The Committee generally seeks input from our CEO when discussing the performance and compensation levels of the other NEOs. The Committee also works with our CEO, our Chief Financial Officer, our Chief Administrative & Legal Officer and Corporate Secretary, and our Vice President of Human Resources in evaluating the financial, accounting, tax, and retention implications of our various compensation programs. Neither Ms. Ardrey, nor any of our other executives participates in deliberations relating directly to her or his own compensation.

Role of Compensation Consultants. The Committee has utilized compensation consultants in assisting with benchmarking, regulatory changes and updates, and analysis and design of the Company’s compensation program. The Committee also used consultants to help review the Company’s compensation peer group. The Committee has utilized Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Equilar, Inc. (“Equilar”) as executive compensation consultants. Both Pearl Meyer and Equilar were retained by the Committee, and the Committee may replace them or hire additional consultants at any time. Our Committee makes all final decisions regarding the compensation of our NEOs.

Role of Shareholders: Response to Advisory Vote on Executive Compensation. At the 2024 Annual Meeting of Shareholders, approximately 98% of the votes cast on the advisory vote on our executive compensation program were in support of the compensation paid to the NEOs. The Committee took these results into account in formulating its executive compensation plans moving forward for fiscal 2025. In light of the support from shareholders, in setting fiscal 2025 compensation the Committee materially maintained the compensation program currently in place.

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Executive Compensation

Peer Group and Benchmarking. At least annually, the Committee utilizes peer group and industry third-party benchmarking data to ensure that the NEOs and other officers are appropriately compensated. As part of analyzing peer group data, the Committee conducts a review of its identified peer group used for executive compensation comparisons to ensure all peer companies remain an appropriate basis for comparison.

In selecting peer companies, the Committee aims to identify companies with similar characteristics to our Company. Specifically, we look for peer group companies that are in the retail industry or another related industry, have a strong consumer brand, are profitable, and are of a comparable size (based principally on revenue and market capitalization).

FISCAL 2025 COMPENSATION PEER GROUP

The Buckle, Inc.	Boot Barn, Inc.	J. Jill. Inc.

Duluth Holdings	Land’s End, Inc.	Lulu’s Fashion Lounge Holdings, Inc

Vince Holding Corp.	Build-a-Bear Workshop, Inc.	Zumiez Inc.

Movado Group, Inc.	Oxford Industries, Inc.	YETI, Holdings, Inc.

Destination XL Group, Inc.	Tilly’s Inc.	Rocky Brands, Inc.

Bassett Furniture Industries, Inc.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM IN FISCAL 2025

HIGHLIGHTS

Recent highlights of our executive compensation program include:

•	All incentive compensation is tied to company financial performance or obtaining key strategic objectives.

•

In addition to financial goals, the annual incentive for fiscal 2025 included key strategic objectives, each with its own objective metric tied to our long-term strategic plan and intended to focus the team on making progress towards the Company’s long-term strategic plan.

•

The Company fell below threshold levels for the Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida Brand net revenue metrics. Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida Brand net operating losses were below threshold levels. Therefore, there were no payouts for Vera Bradley Brand, Vera Bradley Enterprise, and Pura Vida Brand net revenue and operating loss as it related to these elements of the Company’s short-term incentive plans.

•

The actual achievement for individual tranches associated with the fiscal 2025 performance year for the performance-based units of the Company’s Long- Term Incentive Plan was 0% due to adjusted EPS of ($0.64).

•	All stock equity grants under our long-term incentive program vest over a three-year period in order to incentivize retention and long-range performance.

BASE SALARY

Purposes of Base Salary. We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job. Base salaries are intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities, tenure, historical compensation, retention risk, and current and expected future contributions to the Company. In particular, we set base salaries keeping in mind that we are often recruiting from a fashion and retail marketplace that is not typically found in the Company’s hometown of Fort Wayne, Indiana. With these principles in mind, base salaries are reviewed at least annually by our Committee and may be adjusted from time to time based on the results of this review.

Setting Fiscal 2025 Base Salary. In fiscal 2025, the Committee provided for base salary increases for the NEOs of 3%.

The Committee approved base salary increases based on analysis of the median peer group and industry benchmarking base salary information, performance and/or changes in NEO responsibilities, and to align with the market and the Company’s compensation philosophy.

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Executive Compensation

The following table shows annual base salary rates for each of our NEOs at the end of fiscal 2025 and fiscal 2024. Amounts represent a base rate of pay; actual earnings during a fiscal year may vary based upon a variety of factors, including the number of weeks in the fiscal year.

FISCAL 2025 BASE SALARY CHANGES

	FISCAL 2025 BASE SALARY RATE	FISCAL 2024 BASE SALARY RATE

Jacqueline Ardrey	$875,500	$850,000

Michael Schwindle	540,750	525,000

Mark C. Dely	463,500	450,000

Alison Hiatt	412,000	400,000

Alissa Hines	385,000	N/A

ANNUAL INCENTIVE COMPENSATION

Purposes of Annual Incentive. Our annual incentive compensation, in the form of an annual cash payment, is intended to compensate our NEOs for meeting our short-term corporate financial and strategic objectives and to incentivize our NEOs to meet these objectives. Our financial and strategic objectives are intended to build shareholder value, maximize growth and profitability, build a strong brand, and execute against the annual milestones of the long-term strategic plan.

Setting Annual Incentive Compensation Levels. Our objective is generally to be within the competitive range of the peer group median, on average, for annual incentive opportunities of our executive officers, including our NEOs. We consider a range of +/-10% around the market median (50th percentile) to be competitive but still capable of recognizing differences among executives.

Fiscal 2025 Annual Incentive Performance Metrics. For fiscal 2025, the Committee largely left the compensation program unchanged from fiscal 2024. The Company utilizes a Brand program and an Enterprise program to reflect the different objectives of the Company and its multiple brands, and to incentivize each NEO on the areas each have the greatest ability to impact for both financial metrics and strategic objectives. The strategic objectives tie back to either the individual Brand or Enterprise objectives, which are updated annually as appropriate. The program applicable to each NEO for fiscal 2025 was as follows:

FISCAL 2025 ANNUAL INCENTIVE PROGRAM

PROGRAM

Jacqueline Ardrey	Enterprise

Michael Schwindle	Enterprise

Mark C. Dely	Enterprise

Alison Hiatt	Enterprise

Alissa Hines	Brand

Selecting the Financial Metrics. Consistent with fiscal 2024, revenue and operating income were the financial metrics used for fiscal 2025. The Committee selected net revenue because we believe it is important to our shareholders and to the ultimate performance of the Company. Top line performance, however, must be accompanied by operating performance as well, so operating income was selected as a second performance metric. In the future, the Committee will review the application of other financial performance measures. The Committee typically sets a target level of performance at which the full target bonus can be earned. The Committee also sets a threshold level of performance below which no bonus is earned and a maximum level of performance that results in a maximum bonus. For the Enterprise program, 100% of the financial metrics are based upon Enterprise results.

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Executive Compensation

ENTERPRISE ANNUAL INCENTIVE PLAN STRUCTURE

FINANCIAL METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Threshold		Target	Maximum

Enterprise Operating Income	40%	25%		100%	200%

Enterprise Net Revenue	40%	25%		100%	200%

Total	80%

STRATEGIC METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Met Most	Met All	Exceed	Significantly Exceed

Enterprise Strategic Objectives(1)	20%	25%	100%	125%	200%

TOTAL					200% (2)

(1)	The payout for strategic objectives is capped at 100% in the event that either or both of the operating income or net revenue metrics are not achieved at the threshold performance level or higher.
(2)	Ms. Ardrey’s total annual incentive payout is capped at 200% of her base salary.

BRAND ANNUAL INCENTIVE PLAN STRUCTURE

FINANCIAL METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Threshold		Target	Maximum

Brand Operating Income	30%	25%		100%	200%

Enterprise Operating Income	10%	25%		100%	200%

Brand Net Revenue	40%	25%		100%	200%

Total	80%

STRATEGIC METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Met Most	Met All	Exceed	Significantly Exceed

Brand Strategic Objectives(1)	20%	25%	100%	125%	200%

TOTAL					200%

(1)	The payout for strategic objectives is capped at 100% in the event that either or both of the operating income or net revenue metrics are not achieved at the threshold performance level or higher.

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Executive Compensation

Selecting the Strategic Metrics. In fiscal 2025, the Committee once again included corporate-level strategic objectives as a component of the annual incentive compensation program. The Committee believes that this metric is appropriate to incentivize the management team to meet significant strategic objectives key to achieving the Company’s long-term strategic plan. Each strategic objective measure is tied to an objective metric where performance is based on the level of achievement against the metric.

In fiscal 2025 the Vera Bradley Brand corporate strategic goals were as follows:

•	Restore Core Brand

•	Restore Core Customer

•	Channel Optimization

In fiscal 2025 the Pura Vida Brand corporate strategic goals were as follows:

•	Restore Core Customer

•	Marketing Mix Diversification

•	Inventory Management

In fiscal 2025 the Enterprise corporate strategic goals were as follows:

•	Restore Core Brand

•	Restore Core Customer

•	Channel Optimization

•	Marketing Mix Diversification

•	Inventory Management

In the future, the Committee will continue to evaluate both payout levels and performance levels in accordance with business conditions and prevailing market practices.

Fiscal 2025 Annual Incentive Payout. In fiscal 2025, the Vera Bradley Brand adjusted operating loss and net revenue were below the threshold performance levels of $16.3 million and $364.0 million, respectfully, resulting in no payout for these metrics. Vera Bradley Brand operating loss was adjusted to exclude severance charges, property, plant, & equipment impairment charges, Project Restoration charges, software abandonment, certain professional fees, and one-time vendor charges.

In fiscal 2025, the Pura Vida Brand adjusted operating loss and net revenue were below the threshold performance levels of $4.0 million and $67.0 million, respectfully, resulting in no payout for these metrics. Pura Vida Brand operating loss was adjusted to exclude intangible asset impairment charges, intangible asset amortization, certain professional fees, and property, plant, & equipment impairment charges.

In fiscal 2025, the Enterprise adjusted operating loss and net revenue were below the threshold performance levels of $20.3 million and $431.0 million, respectfully, resulting in no payout for these metrics. Enterprise operating loss was adjusted as previously outlined for the Vera Bradley and Pura Vida Brands.

For financial performance metrics, payout levels are determined using linear interpolation for results falling between the three performance levels.

The Committee determined that the Vera Bradley Brand performance to its strategic goals were achieved at 38%, the Pura Vida Brand strategic objectives were achieved at 50% and the Enterprise strategic objectives were achieved at 41%. These percentages were determined based on metrics identified at the beginning of fiscal 2025 and how the Company performed with respect to each of these metrics.

The following table sets forth the payout opportunities at each performance level, as well as actual bonus earned as a percentage of base salary:

FISCAL 2025 ANNUAL INCENTIVE PAYOUT AS A

PERCENTAGE OF BASE SALARY

	OPPORTUNITY

	Threshold	Target	Max	ACTUAL(1)

Jacqueline Ardrey	25.0%	100%	200%	8.1%

Michael Schwindle	15.0%	60%	120%	4.9%

Mark C. Dely	15.0%	60%	120%	4.9%

Alison Hiatt	12.5%	50%	100%	4.1%

Alissa Hines	7.5%	30%	60%	2.2%

(1)	Actual reflected as a percentage of eligible earnings during fiscal 2025. Represents totals for each category.

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Executive Compensation

LONG-TERM INCENTIVE COMPENSATION

Purposes of Long-Term Incentive Compensation. We grant long-term equity awards under our executive compensation program in order to compete for executive talent and align the interests of our employees, including our NEOs, with those of the Company’s shareholders. These awards are intended to motivate executives by tying a portion of their incentive compensation to the performance of our common stock over the long term and, in turn, also motivate employees to remain with the Company as the value of these awards is intended to increase over time. We believe these awards also serve as motivation for executives to continue to improve the long-term performance of the Company.

Fiscal 2025 Long-Term Incentive Vehicles, Mix, and Grant Size. The fiscal 2025, fiscal 2024, and fiscal 2023 grants to each NEO were made up of 50% performance- based restricted stock units and 50% time-based restricted stock units. The terms of the fiscal 2025, fiscal 2024, and fiscal 2023 grants were similar.

Based on the Committee’s assessment, the following table reflects the fiscal 2025 long-term grant values for the NEOs.

FISCAL 2025 LONG-TERM INCENTIVE GRANTS

	TARGET GRANT VALUE	AS A % OF BASE SALARY RATE	% OF GRANT PERFORMANCE- BASED	% OF GRANT TIME- BASED

Jacqueline Ardrey	$1,400,000	159.9%	50%	50%

Michael Schwindle	525,000	97.1%	50%	50%

Mark C. Dely	400,000	86.3%	50%	50%

Alison Hiatt	400,000	97.1%	50%	50%

Alissa Hines	100,000	26.0%	50%	50%

Terms of the Fiscal 2025 Time-Based Restricted Stock Unit “RSU” Grant. The time-based RSUs vest and settle in our common shares, on a one-for-one basis in three equal annual installments on the first, second, and third anniversaries of the date of grant. The applicable award agreement provides that the units vest immediately upon the NEO’s disability (as defined in the Incentive Plan) or death or, provided the NEO remains employed through the effective date, upon a change in control (which is more specifically defined in the award agreement). The units will also vest upon the NEO’s retirement (as defined in the Incentive Plan) on a prorated basis based on service through the retirement date.

Terms of the Fiscal 2025 Performance-Based RSU Grant. The performance-based RSU grant is structured to be earned over three annual performance periods (fiscal 2025, fiscal 2026, and fiscal 2027) and for any earned units to vest and settle in our common shares, on a one-for-one basis in a single tranche on the third anniversary of the date of grant.

The performance-based RSUs granted in fiscal 2025 are divided into three equal tranches of one-third each of the total award and allocated to each of the three fiscal years of the Company ending with fiscal 2027, with each such fiscal year being considered a performance year. Each tranche of performance-based RSUs must be both “earned” and “vested” before it will be settled in the form of the Company’s common shares. Each tranche of performance-based RSUs will be deemed earned only if the earnings per share threshold is met in the applicable fiscal year, and each will be deemed vested only if the executive is continuously employed with the Company through the third anniversary of the grant date. For fiscal 2025, threshold and maximum performance levels for the performance-based RSUs were set at 88% and 112%, respectively, of target earnings per share performance and payout levels range from 25% for threshold performance up to 200% for maximum performance.

FISCAL 2025 PERFORMANCE-BASED RSU GRANT –

TRANCHE ONE PERFORMANCE MEASURES

PERFORMANCE LEVEL	EPS GOAL FOR FISCAL 2025	SHARES VESTING AS A PERCENTAGE OF TARGET GRANT

Threshold	$0.52 per share	25%

Target	$0.59 per share	100%

Maximum	$0.66 per share	200%

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Executive Compensation

For the second and third tranches of the performance- based RSU grant, target earnings per share goals will be based on a pre-determined percentage increase in earnings per share over the prior year, and threshold and maximum performance levels will again be set at 88% and 112%, respectively, of target earnings per share. In each year, shares vesting as a percentage of the NEO’s target grant will be as set forth in the table above. The Committee will continue to evaluate both payout levels and performance levels in accordance with business conditions and prevailing market practices.

Results of Fiscal 2023 through Fiscal 2025 Performance- Based RSU Cycle. The Company’s Long-Term Incentive Plan Performance-based restricted stock units are earned over a three year period and therefore the discussion below includes discussion over the last three fiscal years. Performance-based restricted stock units granted on April 1, 2022 were subject to a three-year performance period established by the Committee that ended on February 1, 2025, which represents performance periods covered by fiscal 2023, fiscal 2024, and fiscal 2025. The following table shows the target number of restricted stock units granted to each NEO for this period.

FISCAL 2023 PERFORMANCE-BASED RSU GRANTS

TARGET GRANT (NUMBER OF RSUs)

Jacqueline Ardrey	—

Michael Schwindle	—

Mark C. Dely	20,750

Alison Hiatt	—

Alissa Hines	—

The target number of performance-based RSUs was equally divided into three tranches with the first tranche earned based on fiscal 2023 performance (“FY23 Tranche”), the second tranche earned based on fiscal 2024 performance (“FY24 Tranche”), and the third tranche earned based on fiscal 2025 performance (“FY25 Tranche”).

At the time of grant, it was determined that target performance for the FY23 Tranche was to be established based on the Company’s 2023 target for diluted earnings per share of $0.69, with a maximum performance of $0.77 and a minimum performance of $0.61 per share. Actual fiscal 2023 adjusted earnings per share was $0.24 per share, resulting in a payout of 0% of target. GAAP diluted EPS of ($1.90) was adjusted in accordance with the requirements of the incentive plan, for goodwill and intangible asset impairment charges; inventory adjustments (associated with Pura Vida excess inventory and excess mask products, the exit of certain technology products and the goodMRKT brand, and discounted inventory); purchase order cancellation fees; expenditures associated with leadership changes and cost saving initiatives (severance charges; consulting fees associated with cost savings and strategic initiatives; CEO search fees, sign-on bonus, and relocation fees; certain professional fees associated with leadership changes; former CEO November and December salary expense, and stock-based compensation associated with retirement); intangible asset amortization; and store and right-of-use asset impairment charges.

For the FY24 Tranche, it was determined that target performance was 110% of actual fiscal 2023 adjusted diluted earnings per share, and for the FY25 Tranche it was determined that target performance was 110% of actual fiscal 2024 adjusted diluted earnings per share.

Adjusted diluted earnings per share for fiscal 2024 of $0.55 exceeded the maximum performance level of $0.29, resulting in a payout of 200% of target for the FY24 Tranche. GAAP diluted earnings per share of $0.25 was adjusted in accordance with the requirements of the incentive plan for intangible asset impairment charges, the amortization of definite-lived intangible assets, severance charges, and consulting and professional fees primarily associated with strategic initiatives.

Adjusted diluted earnings per share for fiscal 2025 of ($0.64) fell below the threshold performance level of $0.54, resulting no payout for the FY25 Tranche. GAAP diluted earnings per share of ($2.15) was adjusted in accordance with the requirements of the incentive plan for, intangible asset impairment charges; severance charges; property, plant, and equipment charges; the amortization of definite-lived intangible assets; Project Restoration charges; consulting and professional fees primarily associated with strategic initiatives; software abandonment charges; and one-time vendor charges.

Therefore, in total, Mr. Dely earned 13,834 shares pursuant to the FY22, FY23, and FY24 Tranches of the fiscal 2023 grant, respectively.

BENEFITS

The NEOs are eligible for the same level and offering of benefits available to other employees. Our benefits, such as our basic health benefits, 401(k) plan, life insurance, paid time off, matching charitable gifts program, and discounts on certain Company products, are intended to provide a stable array of support to our employees and their families throughout various stages of their careers, and these core benefits are provided to all full-time

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Executive Compensation

employees. The 401(k) plan allows participants to defer amounts of their annual compensation before taxes, up to the cap set by the Internal Revenue Code, which was $23,000 per person for calendar year 2024 (or $30,500 for employees over age 50). Employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. For fiscal 2025, we provided matching contributions equal to 100% for the first 3% of an employee’s individual contribution and 50% for the next 2% of individual contributions, for a maximum employer match of 4% of individual contributions, subject to certain other limits, including vesting requirements.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Ms. Ardrey’s Employment Agreement. Ms. Ardrey’s employment agreement with the Company was effective November 1, 2022 (the “Employment Agreement”). The Employment Agreement will renew automatically for successive one-year periods unless either the Company or Ms. Ardrey gives notice to the other of its or her intention not to renew.

Ms. Ardrey’s annual base salary rate during fiscal 2025 was $875,500. Under her employment agreement, Ms. Ardrey has a target annual fiscal bonus of 100% of her annual base salary rate, with a maximum annual cash bonus of up to 200% of her annual base salary rate, and she is also eligible for long-term incentive grants.

Ms. Ardrey’s Employment Agreement contains non-compete restrictions. During the period of her employment and for a period of two years following her termination, Ms. Ardrey may not engage in, manage, join or work for (as an employee, consultant, or independent contractor) or permit the use of her name by, or provide financial or other assistance to, any competitor that engages in the design, production, marketing, and retailing of (i) handbags and other bags and related accessories or (ii) accessories such as jewelry, travel and leisure items, and baby clothes and accessories. In order to be treated as a competitor pursuant to Ms. Ardrey’s Employment Agreement, an enterprise would have to have received in the prior fiscal year at least 25% of its revenues from the design, production, marketing and/or retailing of handbags, other bags, and related accessories or more than 50% of its revenues from the combination of the design, production, marketing and/or retailing of handbags, other bags and related accessories, accessories such as jewelry, travel and leisure items, and baby clothes and accessories. Ms. Ardrey’s Employment Agreement also contains customary confidentiality provisions.

For a description of severance benefits that Ms. Ardrey would be entitled to receive under certain circumstances, please see “Potential Payments Upon Termination or Change in Control – CEO.”

COMPENSATION AND RISK

The Committee has evaluated the risk profile of our compensation policies and practices and concluded that they do not motivate imprudent risk taking. In its evaluation, the Committee reviewed our employee compensation structures and noted numerous factors and design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including a unique and strong corporate culture that attracts passionate and motivated employees who are excited about our products and our brand (as opposed to being motivated by purely financial considerations); a balanced mix between cash and equity and annual and longer-term incentives under our executive compensation program; ownership of our shares by senior management, which aligns their interests with the long-term interests of the Company and our shareholders; reasonable limits on annual incentive awards (as determined by a review of our current business plan); with respect to annual incentive awards, a balanced mix of performance measures, linear payouts between target levels and maximum payouts capped in fiscal 2025 at 200% of target for the CEO and other NEOs; and subjective considerations (including a review of individual performance) and discretion in compensation decisions, which limit the influence of formulae or objective factors on excessive risk taking.

The Committee also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including over-weighting towards annual incentives, highly- leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Committee concluded that our compensation programs do not include such elements. In addition, the Committee analyzed our overall enterprise risks and how compensation programs may impact individual behavior in a manner that could exacerbate these enterprise risks. In view of these analyses, the Committee concluded that we have a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

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Executive Compensation

EFFECT OF ACCOUNTING AND TAX TREATMENT ON COMPENSATION DECISIONS

In the review, establishment, and operation of our compensation programs, the Committee considers, among other factors, the anticipated accounting and tax implications to us and our executives. Section 162(m) of the Internal Revenue Code limits the amount of compensation that we may deduct in any one year with respect to our NEOs. The Tax Cuts and Jobs Act (the “Tax Act”) generally eliminated the exception that allowed for the deductibility of certain performance-based compensation for covered employees (as defined in the Tax Act). The Committee seeks to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore we have not adopted a policy requiring all compensation to be deductible. The Committee will continue to evaluate what, if any, changes should be made to the Company’s compensation programs regarding the deductibility of compensation.

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Executive Compensation

COMPENSATION TABLES

Summary Compensation Table

The table below shows information concerning the annual compensation for services to the Company in all capacities of the Company’s NEOs, and a former NEO, during the last three completed fiscal years, (fiscal years 2025 and 2023 contained 52 weeks, and fiscal year 2024 contained 53 weeks). Information regarding fiscal year 2023 is omitted for Mr. Schwindle, Ms. Hiatt, and Ms. Hines because they were not NEOs during the relevant years. Information regarding fiscal year 2024 is omitted for Ms. Hines because she was not a NEO during the relevant year.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS	STOCK AWARDS(1)	NON-EQUITY INCENTIVE PLAN COMPEN- SATION(2)	ALL OTHER COMPEN- SATION		TOTAL COMPEN- SATION

Jacqueline Ardrey	2025	$873,048	$—	1,400,005	$70,935	$16,021	(3)	$2,360,009
President and CEO, Vera Bradley, Inc.	2024	866,346	—	—	1,104,591	5,138	(4)	1,976,075
	2023	209,231	860,000	1,900,006	—	163,400	(5)	3,132,637

Michael Schwindle	2025	539,236	—	524,999	26,288	43,711	(6)	1,134,234
Chief Financial Officer, Vera Bradley, Inc.	2024	393,750	200,000	899,992	286,453	18,220	(7)	1,798,415

Mark C. Dely	2025	462,203	—	400,003	22,532	15,347	(8)	900,085
Chief Administrative & Legal Officer and	2024	451,850	250,000	389,998	328,721	14,352	(9)	1,434,921
Corporate Secretary, Vera Bradley, Inc.	2023	416,616	—	560,006	117,173	11,648	(10)	1,105,443

Alison Hiatt	2025	410,847	—	400,003	16,691	31,233	(11)	858,774
Chief Marketing Officer, Vera Bradley, Inc.	2024	407,693	—	249,999	247,164	16,119	(12)	920,974

Alissa Hines	2025	370,193	—	100,004	8,329	25,721	(13)	504,247
Vice President, Merchandising, Vera Bradley, Inc.
(1)

Represents the aggregate grant date fair value of RSUs awarded during the fiscal year computed in accordance with FASB ASC Topic 718. The grant date fair value of each individual award of RSUs for fiscal 2025 is set forth in the Fiscal 2025 Grants of Plan-Based Awards table below. Additional information regarding the calculation of these values is included in Notes 2 and 8 to our consolidated financial statements. Performance-based awards are reflected at target. If the maximum level of performance-based awards were to be achieved for the awards granted in fiscal 2025, the aggregate grant date fair value would be $2,100,008 for Ms. Ardrey, $787,498 for Mr. Schwindle, $600,005 for Mr. Dely; $600,005 for Ms. Hiatt; and $150,006 for Ms. Hines.

(2)	Represents annual incentive compensation earned during the current fiscal year under the Company’s Annual Incentive Bonus Program and paid in the subsequent fiscal year.
(3)	Represents $13,957 in 401(k) matching contributions made by the Company and $2,064 in other taxable fringe benefits.
(4)	Represents $3,923 in 401(k) matching contributions made by the Company and $1,215 in other taxable fringe benefits.
(5)	Represents relocation expenses.
(6)	Represents $30,000 in travel stipend, $11,647 in 401(k) matching contributions made by the Company, and $2,064 in other taxable fringe benefits.
(7)	Represents $17,029 in travel stipend and $1,191 in other taxable fringe benefits.
(8)	Represents $14,575 in 401(k) matching contributions made by the Company and $772 in other taxable fringe benefits.
(9)	Represents $13,632 in 401(k) matching contributions made by the Company and $720 in other taxable fringe benefits.
(10)	Represents 401(k) matching contributions made by the Company.
(11)	Represents $30,000 in travel stipend and $1,233 in other taxable fringe benefits.
(12)	Represents $15,143 in travel stipend and $976 in other taxable fringe benefits.
(13)	Represents $24,766 in travel stipend and $955 in other taxable fringe benefits.

28 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

Fiscal 2025 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in fiscal 2025. In this table “TRSU” stands for time-based restricted stock unit and “PRSU” stands for performance-based restricted stock unit.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

	TYPE OF AWARD	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	ALL OTHER STOCK AWARDS	GRANT DATE FAIR VALUE OF STOCK AWARDS(3)

Jacqueline Ardrey	Annual Incentive		$218,262	$873,048	$1,746,096
	TRSUs	April 5, 2024							104,478	$700,003
	PRSUs	April 5, 2024				26,120	104,478	208,956		700,003

Michael Schwindle	Annual Incentive		$80,885	$323,541	$647,083
	TRSUs	April 5, 2024							39,179	$262,499
	PRSUs	April 5, 2024				9,795	39,179	78,358		262,499

Mark C. Dely	Annual Incentive		$69,330	$277,322	$554,643
	TRSUs	April 5, 2024							29,851	$200,002
	PRSUs	April 5, 2024				7,463	29,851	59,702		200,002

Alison Hiatt	Annual Incentive		$51,356	$205,423	$410,847
	TRSUs	April 5, 2024							29,851	$200,002
	PRSUs	April 5, 2024				7,463	29,851	59,702		200,002

Alissa Hines	Annual Incentive		$27,764	$111,058	$222,116
	TRSUs	April 5, 2024							7,463	$50,002
	PRSUs	April 5, 2024				1,866	7,463	14,296		50,002
(1)

Awards available under the Company’s fiscal 2025 Annual Incentive Bonus Program. For Ms. Ardrey, Mr. Schwindle, Mr. Dely, Ms. Hiatt, and Ms. Hines, the amounts shown above are based upon fiscal 2025 eligible earnings.

(2)

Amounts stated in shares. Awards made under the Incentive Plan to certain employees and directors, including our NEOs. TRSUs vest in three equal annual installments on the first, second, and third anniversaries of the grant date. PRSUs have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. Vesting would be accelerated in the event of death, disability, or a change in control. See “— Potential Payments on Termination or Change in Control.” If the Company were to declare any cash dividend on its common shares, an equivalent amount per RSU would be credited to an account for each holder and paid to the holder in cash (or forfeited) at the time the shares underlying the RSU are delivered to the holder (or forfeited). Amounts in this account would bear interest at the prime rate reported in the Midwest Edition of The Wall Street Journal from the date of deposit until paid to the holder or forfeited in accordance with the Incentive Plan.

(3)	Represents the grant date fair value of each award computed in accordance with FASB Topic 718.

VERA BRADLEY, INC.	2025 Proxy Statement ● 29

Executive Compensation

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards as of February 1, 2025.

	STOCK AWARDS

	RESTRICTED STOCK UNIT GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)

Jacqueline Ardrey	November 1, 2022	289,634	(3)	$1,083,231	24,136	(4)	$90,269

	April 5, 2024	104,478	(5)	390,748	17,413	(4)	65,125

Michael Schwindle	May 8, 2023	112,568	(6)	421,004	7,035	(4)	26,311

	April 5, 2024	39,179	(7)	146,529	6,530	(4)	24,422

Mark Dely	April 1, 2022	20,751	(8)	77,609	—	(9)	—

	December 9, 2022	17,769	(10)	66,456	—	(9)	—

	March 31, 2023	30,606	(11)	114,466	1,913	(4)	7,155

	June 8, 2023	12,609	(12)	47,158	788	(4)	2,947

	April 5, 2024	29,851	(13)	111,643	4,975	(4)	18,607

Alison Hiatt	March 31, 2023	27,823	(14)	104,058	1,739	(4)	6,504

	April 5, 2024	29,851	(15)	111,643	4,975	(4)	18,607

Alissa Hines(16)	April 5, 2024	—		—	—		—
(1)

Time-based restricted stock units (TRSUs) vest in three equal annual installments on the first, second, and third anniversaries of the grant date. Performance-based restricted stock units (PRSUs) have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. See “—Potential Payments on Termination or Change in Control” for details of outstanding awards where vesting would be accelerated in the event of death, disability, retirement, or upon a change in control.

(2)	Based on the closing price of $3.74 of the Company’s common shares on January 31, 2025 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(3)	Includes 96,546 TRSUs and 193,088 PRSUs granted under the Incentive Plan. The first and second installments of the TRSUs vested November 1, 2023 and November 1, 2024, respectively.
(4)	Includes the number of PRSUs subject to incomplete performance years. The shares are reflected at threshold, or 25% of target.
(5)	Includes 104,478 TRSUs granted under the Incentive Plan.
(6)	Includes 56,286 TRSUs and 56,282 PRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on May 8, 2024.
(7)	Includes 39,179 TRSUs granted under the Incentive Plan.
(8)	Includes 6,917 TRSUs and 13,834 PRSUs granted under the Incentive Plan. The first and second installments of the TRSUs vested April 1, 2023 and April 1, 2024, respectively.
(9)	There are no unearned PRSUs for this award.
(10)	Includes 17,769 TRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on December 9, 2023.
(11)	Includes 15,304 TRSUs and 15,302 PRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on March 31, 2024.
(12)	Includes 6,305 TRSUs and 6,304 PRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on June 8, 2024.
(13)	Includes 29,851 TRSUs granted under the Incentive Plan.
(14)	Includes 13,913 TRSUs and 13,910 PRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on March 31, 2024.
(15)	Includes 29,851 TRSUs granted under the Incentive Plan.
(16)	Ms. Hines left the Company in late fiscal 2025; therefore, all unvested TRSUs and PRSUs were forfeited.

30 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

Option Exercises and Shares Vested

We have no outstanding stock options.

The following table shows the number of RSUs which vested for each NEO in fiscal 2025:

	NUMBER OF SHARES OR UNITS ACQUIRED ON VESTING (#)	NET VALUE REALIZED ON VESTING(1)

Jacqueline Ardrey	96,545	$483,690

Michael Schwindle	28,141	199,520

Mark C. Dely	50,137	322,217

Alison Hiatt	6,955	47,294

Alissa Hines	—	—
(1)	Computed by multiplying the number of shares vested by the Company’s closing stock price the day prior to the scheduled vesting date(s).

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan or arrangements under which our NEOs are entitled to participate.

VERA BRADLEY, INC.	2025 Proxy Statement ● 31

Executive Compensation

Potential Payments Upon Termination or Change in Control

Severance Benefits. The following table shows the value of cash severance benefits that would have been payable to each of our NEOs under arrangements or contracts described below, as well as the value of equity awards that would vest, assuming a termination of employment as of February 1, 2025. In this table “TRSU” stands for time-based restricted stock units and “PRSU” stands for performance-based restricted stock units.

	TERMINATION BY COMPANY WITHOUT CAUSE/ BY EXECUTIVE FOR GOOD REASON		TERMINATION BY COMPANY FOR CAUSE/ BY EXECUTIVE WITHOUT GOOD REASON	CHANGE IN CONTROL TERMINATION		TERMINATION FOLLOWING DEATH OR DISABILITY(1)

Jacqueline Ardrey
Cash	$3,563,127	(2)	—	$5,309,222	(3)	$70,935	(4)
COBRA(5)	—		—	—		—
Value of unvested shares that would be accelerated(6)
—TRSU	—		—	751,830	(7)	751,830	(7)
—PRSU	—		—	1,343,730	(8)	722,149	(8)
Other(12)	18,520		18,520	68,520		18,520

Michael Schwindle
Cash	1,104,759	(9)	—	1,536,148	(10)	26,288	(11)
COBRA(5)	18,116		—	18,116		18,116
Value of unvested shares that would be accelerated(6)
—TRSU	—		—	357,039	(7)	357,039	(7)
—PRSU	—		—	413,438	(8)	210,495	(8)
Other(12)	10,399		10,399	40,399		10,399

Mark C. Dely
Cash	946,937	(9)	—	1,316,699	(10)	22,532	(11)
COBRA(5)	11,617		—	11,617		11,617
Value of unvested shares that would be accelerated(6)
—TRSU	—		—	284,786	(7)	284,786	(7)
—PRSU	—		—	247,386	(8)	132,546	(8)
Other(12)	12,479		12,479	42,479		12,479

Alison Hiatt
Cash	787,028	(9)	—	1,095,163	(10)	16,691	(11)
COBRA(5)	26,878		—	26,878		26,878
Value of unvested shares that would be accelerated(6)
TRSU	—		—	163,677	(7)	163,677	(7)
PRSU	—		—	152,472	(8)	52,023	(8)
Other(12)	7,923		7,923	37,923		7,923

Alissa Hines(13)
Cash	378,522	(9)	—	—		—
COBRA(5)	14,182		—	—		—
Value of unvested shares that would be accelerated(6)
—TRSU	—		—	—		—
—PRSU	—		—	—		—
Other(12)	12,402		—	—		—
(1)	As none of the NEOs met or exceeded the age of 65, the normal retirement age of the Company, as of February 1, 2025, severance benefits due to retirement were excluded.
(2)

Pursuant to her employment agreement, upon a termination by the Company without cause or by Ms. Ardrey for good reason, she is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to two times the sum of her annual base salary rate plus her target bonus in the year of termination, and a pro rata portion of the amount of bonus that she would have received for the year in which her employment terminated.

(3)

Pursuant to her employment agreement, upon a termination in anticipation of, upon or within 24 months following a change in control, Ms. Ardrey is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to three times the sum of her annual base salary rate plus her target bonus in the year of termination and a pro rata portion of the amount of bonus that she would have received for the year in which her employment terminated.

(4)

Pursuant to her employment agreement, upon a termination for death or disability, Ms. Ardrey is entitled to a cash payment equal to any bonus for the current fiscal year which has been earned but is unpaid.

(5)

COBRA continuation coverage reflects monthly payments made by the Company for a period of 18 months in the case of Ms. Ardrey and 12 months in the case of the other NEOs and is based upon coverage elections in place as of February 1, 2025. This amount assumes the NEO elects COBRA coverage and is eligible to participate in COBRA for the payment period.

32 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

(6)	Based on the closing price of $3.74 of the Company’s common shares on January 31, 2025 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(7)	Figure includes grants of TRSUs which would vest in the event of death, disability, or upon a change in control.
(8)

Figure includes grants of PRSUs which would vest in the event of death, disability, or upon a change in control. For completed performance years, the number of shares reflects earned shares based on actual performance to goal. For incomplete performance years, upon a change in control, the shares above are reflected at target. In the event of death or disability, the grants would be prorated based on the number of full fiscal months in which the executive provided service during the performance period.

(9)

Pursuant to the Severance Plan (as described below), upon a termination by the Company without cause or by the executive for good reason, he or she is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated, and a lump sum payment equal to one and one-quarter times the sum of his or her annual base salary rate plus target bonus in the year of termination. For purposes of this table, the pro rata bonus has been assumed at the actual fiscal 2025 bonus payout.

(10)

Pursuant to the severance plan, upon a termination in anticipation of, upon or within 24 months following a change in control, the executive is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to one and three- quarters times the sum of his or her annual base salary rate plus target bonus in the year of termination, and a payment equal to his or her target bonus in the year of termination prorated for the number of weeks the executive was employed for the fiscal year. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2025 bonus payout.

(11)

Pursuant to the severance plan, upon a termination for death or disability, the executive or his or her estate is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2025 bonus payout.

(12)

Figure includes accrued vacation of 44 hours for Ms. Ardrey, 40 hours for Mr. Schwindle, 56 hours for Mr. Dely, 40 hours for Ms. Hiatt, and 67 hours for Ms. Hines. In the event of a change in control, this amount also includes a maximum of $50,000 of outplacement services for Ms. Ardrey and $30,000 for all other NEOs.

(13)	Ms. Hines’ employment from the Company was terminated on January 28, 2025. Severance was not paid until fiscal 2026.

VERA BRADLEY, INC.	2025 Proxy Statement ● 33

Executive Compensation

SEVERANCE AGREEMENTS AND ARRANGEMENTS

Chief Executive Officer. Under her Employment Agreement, if the Company terminates Ms. Ardrey’s employment without cause or Ms. Ardrey terminates her employment for good reason (each as defined in the Employment Agreement), Ms. Ardrey will be entitled to (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of bonus, if any, that he would have received for the year in which his employment terminated; (iii) a lump sum payment equal to two times the sum of her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; (iv) immediate accelerated full vesting of the time-based RSUs under the Sign-On Award and immediate accelerated vesting of the time-based vesting applicable to the performance-based portion of the RSUs under the Sign-On Award pending satisfaction of the performance vesting criteria, as well as full payment of the Sign-On Bonus; and (vi) monthly cash reimbursement of COBRA premiums for a period of eighteen months. If the Company terminates Ms. Ardrey’s employment without cause or Ms. Ardrey terminates her employment for good reason and such termination is within 24 months after a change in control of the Company, Ms. Ardrey will receive, in addition to the payments and benefits described in the preceding sentence, an additional lump sum payment equal to the sum of her (a) annual base salary rate and (b) target bonus for the fiscal year of termination, in exchange for her continued compliance with the restrictive covenants set forth in the Employment Agreement after the change in control and reimbursement for outplacement assistance up to a maximum amount of $50,000. If the payments and benefits to Ms. Ardrey under the Employment Agreement, together with all other amounts payable to her following a change in control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Ms. Ardrey will receive either (i) the Total Payments or (ii) the Total Payments as reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax; whichever of the two would provide her with a greater after-tax value of amounts received.

If Ms. Ardrey’s employment is terminated by death or disability, Ms. Ardrey or her estate will be entitled to: (i) any bonus that has been earned but not paid; (ii) a prorated bonus, if any, Ms. Ardrey would have received for the year in which her employment terminated; (iii) the Sign-On Bonus and the Sign-On Award; and (iv) in the case of termination due to disability, reimbursements of COBRA premiums.

Severance Plan. On May 21, 2014, the Committee adopted the Vera Bradley, Inc. 2014 Executive Severance Plan (the “Severance Plan”). The Severance Plan was amended on May 30, 2018 to remove the reference to Executive Vice President and Senior Vice President position levels and replacing it with an executive officer level only. With the exception of Ms. Ardrey, all NEOs are participants in the Severance Plan, in addition to other officers of the Company.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or the participant terminates his or her employment for good reason (each as defined in the Severance Plan), the participant will be entitled to (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of the target bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; (iii) a lump sum payment equal to one and one-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If the Company terminates a participant’s employment without cause or a participant terminates his or her employment for good reason and such termination is within 24 months after a change in control (as defined in the Severance Plan) of the Company, the participant will receive, (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the target bonus for the year in which his or her employment terminated; (iii) a lump sum payment equal to one and three-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If a participant’s employment is terminated by death or disability, the participant or his or her estate will be entitled to receive (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; and (iii) in the case of termination due to disability, monthly cash reimbursement of COBRA premiums for a period of twelve months.

34 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

The Severance Plan contains customary non-competition and confidentiality provisions. During the period of each participant’s employment and for a period of one year following termination of employment for any reason, the participants may not associate, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor with, for or on behalf of any competitor (as defined below), unless the Committee has approved such an association. For purposes of the Severance Plan, the term “competitor” means any entity, company, enterprise, or group which engages in the sale of duffel bags, backpacks, totes, or handbags and whose annual sales revenue is less than three hundred million dollars or those added to a list which the Committee reviews biannually. In addition, participants may not solicit or accept if offered the services of any person who is a then-current employee of the Company (or was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, not including any general, non-targeted advertising or agree to hire any then-current employee (or an individual who was an employee of the Company during the year preceding such hire) of the Company into employment with the participant or any company, individual or other entity.

Treatment of Equity Awards

Grants under the 2020 Equity and Incentive Plans

Generally. Except in the case of a change in control or the executive’s death, disability, or retirement, upon an executive’s termination in service from the Company all unearned and unvested grants of both time-based and performance-based RSUs will be forfeited.

Change in Control. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event of a change in control. With respect to performance years that have been completed at the time of a change in control, unvested performance-based RSUs will be earned and vested to the extent of actual performance for such performance year. With respect to performance years that have not been completed at the time of a change in control, performance-based RSUs will be deemed to be earned at the target level, with any such earned units becoming fully vested.

With respect to time-based RSUs, upon a change in control that portion of any outstanding award that is not yet vested as of the date of the change in control will become immediately and fully vested and paid immediately prior to the change in control.

The Incentive Plan defines a “change in control” to mean the occurrence of any one or more of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission as in effect on the date of the award), other than: (i) Barbara Baekgaard, Patricia Miller, Michael Ray and Kim Colby and their respective heirs and descendants and any trust established for their benefit; (ii) the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors by persons who were neither (i) nominated by the board nor (ii) appointed by directors so nominated; or (c) the consummation of (i) an agreement for the sale or disposition of all or substantially all of the Company’s assets or (ii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

Death or Disability. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event that an executive’s service with the Company terminates as a result of death or disability during the performance period, (i) with respect to performance years that have been completed at the time of death or disability, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of death or disability, each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based RSUs, in the event of the executive’s death or disability, any portion of any

VERA BRADLEY, INC.	2025 Proxy Statement ● 35

Executive Compensation

outstanding award that is not yet vested as of the date of death or disability shall become immediately and fully vested.

The Incentive Plan states that “disability” may be defined in any employment, consulting, or other agreement between the Company and the executive or, in the absence of such an agreement, “disability” will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the executive’s service or (ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition is expected to be permanent or long-lasting and has rendered the executive unable or unfit to perform effectively the duties and obligations of the Participant’s service for a period of at least 180 days in any twelve-consecutive month period (in either case, as determined in the good faith judgment of the Committee). There are no outstanding employment, consulting or other agreements between the Company and any executive which otherwise define the term “disability.”

Retirement. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event that an executive’s service with the Company terminates as a result of retirement during the performance period, (i) with respect to performance years that have been completed at the time of retirement, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of retirement, each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based RSUs, in the event of the executive’s retirement, any portion of any outstanding award that is not yet vested as of the date of retirement shall become immediately and fully vested but prorated based on the number of full fiscal months in which the executive provided service.

The Incentive Plan states that “retirement” means a termination of service on or after reaching the age established by the Company as the normal retirement age in any unexpired employment, consulting or other agreement between the executive and the Company, or, if different, a qualified retirement plan sponsored by the Company. There are no outstanding employment, consulting, or other agreements between the Company and any executive which otherwise define the term “retirement.”

36 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Pay Ratio Disclosure

PAY RATIO DISCLOSURE

In August 2015, the SEC adopted a rule mandated by section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act that requires most registrants to disclose the ratio of the total annual compensation of their principal executive officer (“PEO”) to the total annual compensation of their median employee. For Ms. Ardrey’s compensation, we utilized her salary and incentive compensation for fiscal 2025 including the stock awards and all other compensation disclosed in the summary compensation table.

In determining the median employee, we included employees other than the PEO who were employed as of February 1, 2025, which is the Company’s fiscal 2025 year end. There were no changes in the employee population or overall compensation arrangements that we believe would significantly impact the pay ratio disclosure.

In calculating the median employee, we:

•	Used gross compensation for fiscal year 2025;

•	Annualized salaries for part-time and full-time employees who were not employed for the entire 2025 fiscal year (but did not annualize temporary and seasonal employees);

•	Excluded health care benefits; and

•	Excluded employees at non-U.S. locations, which consisted of approximately 10 employees as of the end of fiscal year 2025 and represented only approximately 1% of total employees.

Based on our calculations, the median employee was a part- time retail store associate with total annual compensation of $14,657 (calculated under Item 402(c)(2)(x) of Regulation S-K) during fiscal 2025. The total compensation during fiscal 2025 for Ms. Ardrey was $2,360,009 which resulted in a ratio of the PEO compensation to the median employee compensation of 161 to 1.

As an alternative to the SEC required pay ratio, and to provide a look at a pay ratio of PEO compensation based on full-time employment, we annualized the median employee’s compensation and calculated another pay ratio. We did this by determining an effective hourly rate based on the total annual compensation and divided by the hours worked. We then multiplied the hourly rate by 2,080 hours and added any incentive compensation to approximate what the median employee would have earned if they worked full-time for the year. This annualized amount was $36,478. This resulted in a pay ratio of PEO compensation to the median employee compensation of 65 to 1. These ratios are supplemental and voluntarily provided. These ratios should not be used as a substitute for, or in isolation from, the pay ratio calculated in accordance with the rule adopted by the SEC.

The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as the method, assumptions, adjustments, or estimates used to calculate the median employee may be different from those used by us. In addition, other companies may have different employment and compensation practices than we do.

VERA BRADLEY, INC.	2025 Proxy Statement ● 37

Pay Versus Performance Disclosure

PAY VERSUS PERFORMANCE DISCLOSURE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Executive Compensation Discussion and Analysis.”
The following table contains information pertaining to executive compensation actually paid and certain financial performance of the Company for our Principal Executive Officers (PEOs) and other NEOs
(Non-PEO
NEOs) who served during the relevant fiscal years calculated in accordance with Item 402(v) of SEC Regulation
S-K.
The pay versus performance information herein was not considered in making compensation decisions for the years presented.

							Value of Initial Fixed $100 investment based on:

Fiscal Year	Summary Compensation Table Total for PEO, Ms. Ardrey	Compensation Actually Paid (“CAP”) to PEO, Ms. Ardrey	Summary Compensation Table Total for PEO, Mr. Wallstrom	Compensation Actually Paid (“CAP”) to PEO, Mr. Wallstrom	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid (“CAP”) to Non-PEO NEOs (1)	Total Shareholder Return (“TSR”)	Peer Group Total Shareholder Return (2)	GAAP Net (Loss) Income ($ in millions) (3)	Adjusted EPS ($)

2025	$2,360,009	$(276,237)	N/A	N/A	$849,335	$349,955	$39.02	$62.76	$(62.2)	$(0.64) (4)

2024	1,976,075	3,404,946	N/A	N/A	1,463,940	1,528,470	92.76	58.68	7.8	0.55 (5)

2023	3,132,637	4,447,579	6,137,174	3,394,118	1,165,116	561,342	57.93	70.25	(59.7)	0.24 (6)

(1)
The
non-PEO
NEOs include the following for each of the fiscal years presented: fiscal 2025: Mr. Schwindle, Mr. Dely, Ms. Hiatt, and Ms. Hines; fiscal 2024: Mr. Schwindle, Mr. Enwright, Mr. Dely, and Ms. Hiatt; fiscal 2023: Mr. Enwright, Mr. Dely, Mr. Hull, and Mr. Korney.

(2)	Represents the S&P 500 Apparel, Accessories, and Luxury Goods Index.
(3)	Refer to the Financial Results within the Proxy Summary of this document for an explanation of items impacting comparability of the GAAP net (loss) income for each of the years presented.
(4)
During fiscal 2025, Vera Bradley, Inc. GAAP diluted EPS of ($2.15) was impacted by pre-tax
charges of $6.2 million of intangible asset impairment charges, $3.9 million of severance charges, $2.6 million of PPE impairment charges, $1.3 million for the amortization of definite
-lived intangible assets, $1.2 million of Project Restoration initiatives, $1.1 million of consulting and professional fees primarily associated with strategic initiatives, $1.1 million for software abandonment, $0.8 million of one-time
vendor charges, and total tax impacts of $25.5 million for tax effects of these items plus a full valuation allowance against all net deferred tax assets, resulting in a total net-of-tax
impact of $43.7 million. Collectively, these charges negatively impacted EPS by approximately $1.51 in fiscal 2025.

(5)
During fiscal 2024, Vera Bradley, Inc. GAAP diluted EPS of $0.25 was negatively impacted by pre-tax
charges of $5.4 million of intangible asset impairment charges, $2.9 million for the amortization of definite-lived intangible assets, $2.9 million of severance charges, and $0.9 million of consulting and professional fees primarily associated with strategic initiatives. These results also include a total tax impact of ($2.7) million associated with the pre-tax
items listed above, resulting in a $9.4 million
net-of-tax
impact. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024.

(6)
During fiscal 2023, GAAP loss per share of $(1.90) was negatively impacted by pre-tax
charges of $69.3 million of goodwill and intangible asset impairment charges; $9.6 million of severance, retention, and former CEO stock-based compensation charges associated with retirement; $4.3 million of consulting and professional fees primarily associated with cost savings initiatives, the CEO search, and strategic initiatives; $3.3 million for the amortization of definite-lived intangible assets; $1.6 of PO cancellation fees; $1.3 million of store and right-of-use
asset impairment charges; $1.0 million related to the new CEO sign-on
bonus and relocation expenses; and $0.1 million of goodMRKT brand exit costs. These results also include a total tax impact of $15.7 million for tax effects of these items, resulting in a net-of-tax
impact of $74.8 million. Collectively, these charges negatively impacted EPS by approximately $1.79 in fiscal 2023.

CAP in the table above is calculated by adjusting the Summary Compensation Table (“SCT”) totals for the following items:
For PEO, Ms. Ardrey:

Fiscal Year	SCT Total for PEO, Ms. Ardrey	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested	Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2025	$2,360,009	$(1,400,005)	$781,495	$—	$(1,744,513)	$(273,222)	$—	$(276,237)

2024	$1,976,075	—	—	—	1,257,988	170,883	—	3,404,946

2023	3,132,637	(1,900,006)	3,214,948	$—	—	—	—	4,447,579

38 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Pay Versus Performance Disclosure

For PEO, Mr. Wallstrom:

Fiscal Year	SCT Total for PEO, Mr. Wallstrom	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested	Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2023	$6,137,174	$(1,399,998)	$238,367	$—	$(1,131,539)	$(84,689)	$(365,197)	$3,394,118
For the average of
non-PEO
NEOs:

Fiscal Year	SCT Total for NEOs	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested	Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2025	$849,335	$(356,252)	$184,907	$—	$(404,315)	$(33,065)	$—	$349,955

2024	1,463,940	(453,748)	601,877	—	44,327	14,569	(142,495)	1,528,470

2023	1,165,116	(480,001)	264,943	—	(204,610)	(18,334)	(165,772)	561,342
The following charts illustrate the relationship between CAP, the Company’s cumulative TSR, and peer group TSR over the three most recently completed fiscal years; CAP and GAAP net (loss) income; and CAP and adjusted EPS. Fiscal 2023 includes significant items impacting comparability, as further detailed above and in the Financial Results section within the Proxy Summary of this document. For fiscal 2023, CAP for Mr. Wallstrom includes severance-related compensation and CAP for Ms. Ardrey includes a sign-on
award and
sign-on
bonus. Refer to the Summary Compensation Table within our “Executive Compensation Discussion and Analysis” of this document for additional information.

CAP Versus TSR
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
TSR (BASED ON $100 INITIAL INVESTMENT)
$100.00
$80.00
$60.00
$40.00
$20.00
$-
FY 2023
FY 2024
FY 2025
Compensation Actually Paid to PEO Mr. Wallstrom
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
TSR
Peer Group TSR

VERA BRADLEY, INC.	2025 Proxy Statement ● 39

Pay Versus Performance Disclosure

CAP Versus Net (Loss) Income
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$12
$(13)
$(38)
$(63)
NET (LOSS) INCOME ($ IN MILLIONS)
FY 2023
FY 2024
FY 2025
Compensation Actually Paid to PEO Mr. Wallstrom
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
Net (Loss) Income

CAP Versus Adjusted EPS
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$0.85
$0.70
$0.55
$0.40
$0.25
$0.10
$(0.05)
$(0.20)
$(0.35)
$(0.50)
$(0.65)
$(0.80)
ADJUSTED EPS
FY 2023
FY 2024
FY 2025
Compensation Actually Paid to PEO Mr. Wallstrom
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EPS

The following details an unranked list of the financial measures we believe to be the most important measures used to link executive compensation actually paid to Company performance for fiscal 2025:

Net Revenue
Adjusted Operating Income
Adjusted EPS

40 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Questions and Answers About the Proxy Materials and the 2025 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of Vera Bradley, Inc. (we, us, the “Company,” or “Vera Bradley”), of proxies to be voted at the Company’s 2025 Annual Meeting of Shareholders and at any adjournments or postponements of the meeting. The Annual Meeting is scheduled to be held on Thursday, June 5, 2025 beginning at 8:30 a.m., Eastern Time, at the Vera Bradley Design Center, 12420 Stonebridge Road, Roanoke, IN 46783. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to shareholders starting on or about April 25, 2025. The mailing address of the Company’s principal executive offices is 12420 Stonebridge Road, Roanoke, Indiana 46783.

What proposals will be voted on at the Annual Meeting?

Three proposals are scheduled to be voted on at the Annual Meeting:

•	The election of seven directors to the Board of Directors for a one-year term

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2026; and

•	The approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”).

Our Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will, in the absence of your instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

What are the Board of Directors’ voting recommendations?

The Company’s Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the director nominees to the Board of Directors
•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2026; and

•	“FOR” approval of the compensation of the NEOs.

Who is entitled to vote?

Only holders of record of our common shares at the close of business on April 8, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the shareholder of record), giving you the right to vote the shares; otherwise, your broker, bank or other nominee will vote for you pursuant to voting instructions provided by you, if any, and may vote only on routine matters. On the Record Date, 27,918,140 common shares were issued and outstanding. Each common share is entitled to one vote on each matter presented at the Annual Meeting.

What do I need to do now?

Please carefully consider the information in this Proxy Statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by following the instructions for granting a proxy to vote on the proxy card or, for shares held by your broker, bank, or other nominee on the voting instruction card that your broker, bank, or other nominee provides to you. Alternatively, you may attend the Annual Meeting and vote your shares in person, in which case, only your in-person votes will count. Remember that you will need to obtain a legal proxy from your bank, broker, or nominee if your shares are held in “street name” and you wish to vote in person at the Annual Meeting.

Do I need to attend the meeting?

No. You may authorize your shares to be voted by following the instructions on the proxy card or, for shares held by your broker, bank, or other nominee on the voting instruction card that your broker or other nominee provides to you.

VERA BRADLEY, INC.	2025 Proxy Statement ● 41

Questions and Answers About the Proxy Materials and the 2025 Annual Meeting of Shareholders

If I wish to attend the meeting, what identification must I show to attend?

All shareholders should bring a driver’s license, passport, or other form of government-issued identification to verify their identities. In addition:

•

If your shares are held through a broker, bank, or other nominee (known as holding your shares in “street name”), you will need to bring either (1) a letter from your broker, bank, or other nominee stating that you held the Company’s shares through that institution as of the Record Date or (2) a copy of the notice of Annual Meeting document you received in the mail.

If you are a registered shareholder (meaning, your shares are held directly with the Company’s transfer agent), you do not need anything additional because we can check your name against the list of registered shareholders at the door; however, it is a good idea to bring this notice of Annual Meeting document you received in the mail. Shareholders whose shares are held jointly or through a company, group, or other institution may bring one other person with them to attend the meeting. Please understand that, for security reasons, we cannot admit to the meeting people who lack the proper identification.

How do I vote shares that are held by my broker, bank, or other nominee?

If you have shares held by a broker, bank, or other nominee, you may instruct your broker, bank, or other nominee to vote your shares by following the instructions that your broker, bank, or other nominee provides to you. Most brokers offer voting by mail, telephone, and the Internet. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

What is the quorum requirement for the Annual Meeting?

A quorum is necessary for the Company’s shareholders to conduct business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes, described below, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What is the voting requirement to approve each of the proposals?

Seven directors have been nominated for election at the Annual Meeting. Directors will be elected by a plurality of the votes properly cast in the election of directors at the Annual Meeting. This means that the seven nominees who receive the largest number of “FOR” votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors.

The proposals to (i) ratify the appointment of Deloitte as our independent registered public accounting firm and (ii) approve, on an advisory basis, the compensation of our NEOs will be approved if the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal.

The vote on the compensation of our NEOs is advisory, and the results thereof will not be binding on us, the Board of Directors, or the Talent and Compensation Committee.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the vote?

A representative of Broadridge Financial Solutions, Inc., the Company’s mailing agent, will tabulate the votes. Mark C. Dely, the Company’s Secretary, will act as the inspector of election.

How are broker non-votes counted? What if I abstain?

When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Absent instructions, your broker will NOT be able to vote your shares with respect to the election of directors or the approval of NEO compensation, because these matters are considered to be “non-routine” matters. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will generally have no effect on these proposals because they are not considered votes cast.

42 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Questions and Answers About the Proxy Materials and the 2025 Annual Meeting of Shareholders

We strongly encourage you to vote your shares and exercise your right to vote as a shareholder. We also encourage all shareholders to take advantage of Internet and telephone voting in advance even if planning on attending the Annual Meeting since this will make the tabulation process easier and ensures your vote is counted if for some reason you are unable to attend.

Can I revoke my proxy or change my vote?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting in person.

Please note that your attendance in person at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If your shares are held in street name, you must contact your brokerage firm, bank, or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is soliciting your proxy and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic and facsimile transmission by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may reimburse brokerage firms and other persons representing beneficial owners of our common shares for their expenses in forwarding solicitation material to such beneficial owners.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure is environmentally responsible and reduces the Company’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy. To receive a separate copy of this Proxy Statement, or a separate copy of future proxy statements, shareholders may write or call Broadridge Financial Solutions, Inc. at the following address and telephone number: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as filed with the SEC, are available to shareholders free of charge in the “Investor Relations” section of the Company’s website at www.verabradley.com or by writing to Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish results in a Current Report on Form 8-K within four business days of the Annual Meeting.

VERA BRADLEY, INC.	2025 Proxy Statement ● 43

Share Ownership of Certain Beneficial Owners and Management

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common shares as of April 8, 2025 for the following individuals:

•	each person known to us to own beneficially more than 5% of our outstanding common shares;

•	each of our executive officers named in the summary compensation table;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally means the power to vote or to direct disposition. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or warrants held by that person that were currently exercisable or exercisable within 60 days of April 8, 2025, are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. All of the shares reflected in the table are common shares.

Percentage of beneficial ownership is based on 27,918,140 common shares outstanding as of April 8, 2025. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

	COMMON SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	SHARES	%
5% Beneficial Owners

Patricia R. Miller(1)	3,042,590	10.9%

P. Michael Miller(1)	3,042,590	10.9%

Joan B. Hall(2)(7)	2,675,044	9.6%

Michael C. Ray(2)(3)	2,680,477	9.6%

Anne-Marie Ray(2)(4)	2,680,477	9.6%

James B. Byrne(2)(5)	2,675,347	9.6%

Thomas F. Byrne II(2)(6)	2,675,347	9.6%

Fund 1 Investments, LLC(8)	2,783,155	10.0%

Nomura Holdings, Inc.(9)	2,060,300	7.4%

Royce & Associates, LP(10)	1,893,687	6.8%

BlackRock, Inc.(11)	1,744,512	6.2%

Dimensional Fund Advisors LP(12)	1,737,392	6.2%

Directors and Executive Officers

Jacqueline Ardrey	132,288	*

Barbara Bradley Baekgaard	28,636	*

Robert J. Hall(2)(13)	2,820,527	10.1%

Ian Bickley	—	*

Kristina Cashman	46,557	*

Mary Lou Kelley	61,822	*

Andrew Meslow	7,000	*

Frances P. Philip	82,474	*

Jessica Rodriguez	12,687	*

Carrie M. Tharp	46,557	*

Michael Schwindle	23,320	*

Mark C. Dely	114,306	*

Alison Hiatt	15,199	*

Directors and Executive Officers as a Group (13 persons)	3,391,373	12.1%

44 ● 2025 Proxy Statement	VERA BRADLEY, INC.

Share Ownership of Certain Beneficial Owners and Management

*	Represents beneficial ownership of less than one percent of the outstanding common shares.
(1)

P. Michael Miller and Patricia R. Miller are husband and wife. Collectively, they beneficially owned an aggregate of 3,042,590 common shares as of April 8, 2025. Of these shares 1,500,000 shares were held by the Miller Marital Trust of which Mrs. Miller is the trustee; 1,421,811 shares were held by Patricia R. Miller; and 120,779 shares were held by P. Michael Miller.

(2)

Michael C. Ray, Anne-Marie Ray, James B. Byrne, Thomas F. Byrne II, Robert J. Hall, and Joan B. Hall, each of whom is related by blood or marriage to Barbara Bradley Baekgaard, share voting and investment power with regard to 2,276,867 shares held by the Barbara B. Baekgaard 2009 Grantor Retained Annuity Trust (the “Baekgaard Trust”) and 31,358 shares held by the Barbara Bradley Baekgaard Family Foundation, a trust from which distributions are made exclusively to charitable organizations (the “Foundation”). In the aggregate, Michael C. Ray, Anne-Marie Ray, James B. Byrne, Thomas F. Byrne II, Robert J. Hall, and Joan B. Hall beneficially owned 3,914,336 shares as of April 8, 2025.

(3)

Represents 2,276,867 shares held by the Baekgaard Trust; 34,065 and 338,187 shares held by the Anne-Marie Ray 2017 Grantor Retained Annuity Trust #1 and the Anne-Marie Ray Revocable Trust, respectively (collectively the “Anne-Marie Trusts”), of which Mr. Ray’s spouse is the sole trustee; and 31,358 shares held by the Foundation, of which Mr. Ray’s spouse is a trustee.

(4)

Represents 2,276,867 shares held by the Baekgaard Trust; 372,252 shares held by the Anne-Marie Trusts, of which Mrs. Ray is the sole trustee; and 31,358 shares held by the Foundation, of which Mrs. Ray is a trustee.

(5)

Represents 2,276,867 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mr. Byrne is a trustee; and 34,065 and 333,057 shares held by the James B. Byrne 2017 Grantor Retained Annuity Trust #1 and James Bradley Byrne Revocable Trust, respectively, of which Mr. Byrne is the sole trustee.

(6)

Represents 2,276,867 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mr. Byrne is a trustee; and 34,065 and 333,057 shares held by the Thomas F. Byrne II 2017 Grantor Retained Annuity Trust #1 and Thomas F. Byrne II Revocable Trust, respectively, of which Mr. Byrne is the sole trustee.

(7)

Represents 2,276,867 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mrs. Hall is a trustee; and 34,065 and 332,754 shares held by the Joan Byrne Hall 2017 Grantor Retained Annuity Trust #1 and Joan Byrne Hall Revocable Trust, respectively (collectively the “Joan Byrne Hall Trusts”) of which Mrs. Hall is the sole trustee.

(8)

Information contained in the columns above and this footnote is based on a report on Schedule 13D/A filed with the SEC on January 2, 2025 by Fund 1 Investments, LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Fund 1 Investments, LLC is 100 Carr 115 Unit 1900 Rincon, Puerto Rico 00677. Shares reported herein for Fund 1 Investments, LLC are held for the benefit of private investment vehicles for which Pleasant Lake Partners LLC serves as investment adviser. Fund 1 Investments, LLC serves as managing member of Pleasant Lake Partners LLC.

(9)

Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 14, 2025 by Nomura Holdings, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Nomura Holdings, Inc. is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan.

(10)

Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 28, 2025 by Royce & Associates LP. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Nomura Holdings, Inc. is One Madison Avenue, New York, NY 10010.

(11)

Information contained in the columns above and this footnote is based on a report on Schedule 13F filed with the SEC on February 7, 2025 by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(12)

Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on October, 31, 2024 by Dimensional Fund Advisors LP. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(13)

Represents 145,483 shares held by Robert J. Hall; 2,276,867 shares held by the Baekgaard Trust; 366,819 shares held by the Joan Byrne Hall Trusts, of which Mr. Hall’s spouse is the sole trustee; and 31,358 shares held by the Foundation, of which Mr. Hall’s spouse is a trustee.

VERA BRADLEY, INC.	2025 Proxy Statement ● 45

Other Business and Additional Information

OTHER BUSINESS AND ADDITIONAL INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Vera Bradley’s executive officers, directors, and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Vera Bradley with copies of all Section 16(a) forms filed by such persons. The Company discloses that Michael P. Miller and Patricia R. Miller became 10% beneficial owners as of June 5, 2024; their respective Form 3s were filed on April 8, 2025. Further, Ian Bickley became a director on November 1, 2024; his Form 3 was filed on February 21, 2025. Based solely on Vera Bradley’s review of such forms furnished to it and written representations from certain reporting persons, Vera Bradley believes that all other filing requirements applicable to its executive officers, directors and more than 10% shareholders were complied with during fiscal 2025.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2026 annual meeting of shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office in Roanoke, Indiana, no later than December 26, 2025.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Mark C. Dely, Corporate Secretary, Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s amended and restated bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2026 annual meeting, a nomination or other matter the shareholder wishes to present at the meeting, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no earlier than 120 days and not later than 90 days in advance of the date of the Company’s Proxy Statement released to shareholders in connection with the previous year’s annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s amended and restated bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than November 26, 2025, and no later than December 26, 2025. All director nominations and shareholder proposals must comply with the requirements of the Company’s amended and restated bylaws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the three proposals described in this Proxy Statement, Vera Bradley does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of Vera Bradley’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chair of the meeting may refuse to allow the transaction of any business not presented beforehand or to require acknowledgment of the nomination of any person not made in compliance with the foregoing procedures.

46 ● 2025 Proxy Statement	VERA BRADLEY, INC.

this proxy card is valid only when signed and dated. keep this portion for your records detach and return this portion only to vote, mark blocks below in blue or black ink as follows: signature [please sign within box] date signature (joint owners) date scan to view materials & vote to withhold authority to vote for any individual nominee(s), mark “for all except” and write the number(s) of the nominee(s) on the line below. 0000676029_1 r1.0.0.2 for all withhold all for all except the board of directors recommends you vote for the following: 1. to elect seven directors for a one-year term to expire at the 2026 annual meeting of shareholders. nominees 01) jacqueline ardrey 02) ian bickley 03) kristina cashman 04) robert j. hall 05) andrew meslow 06) jessica rodriguez 07) carrie m. tharp vera bradley, inc. 12420 stonebridge road roanoke, in 46783 vote by internet - www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. eastern time the day before the cut-off date or meeting date. have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. electronic delivery of future proxy materials if you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. to sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. vote by phone - 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time the day before the cut-off date or meeting date. have your proxy card in hand when you call and then follow the instructions. vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. the board of directors recommends you vote for proposals 2 and 3: for against abstain 2. to ratify the appointment of deloitte & touche llp as our independent registered public accounting firm for fiscal 2026. 3. to approve, on an advisory basis, the compensation of the company’s named executive officers. note: to transact any other business as may properly come before the meeting or at any adjournments or postponements thereof. please sign exactly as your name(s) appear(s) hereon. when signing as attorney, executor, administrator, or other fiduciary, please give full title as such. joint owners should each sign personally. all holders must sign. if a corporation or partnership, please sign in full corporate or partnership name by authorized officer. yes no please indicate if you plan to attend this meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com VERA BRADLEY, INC. Annual Meeting of Shareholders Thursday, June 5, 2025 8:30 A.M., EDT 12420 Stonebridge Rd Roanoke, Indiana 46783 This proxy is solicited on behalf of the Board of Directors of Vera Bradley, Inc. The undersigned hereby appoints Mark C. Dely and Michael Schwindle, or any of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Shareholders and to vote as designated on the reverse side, all the common shares of Vera Bradley, Inc., held of record by the undersigned on April 8, 2025, during or at any adjournment or postponement of the Annual Meeting of Shareholders to be held at 8:30 A.M., EDT at Vera Bradley Corporate Headquarters, 12420 Stonebridge Rd, Roanoke, Indiana 46783 on Thursday, June 5, 2025. I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy FOR director nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. 0000676029_2 R1.0.0.2 Continued and to be signed on reverse side